                                                                   EXHIBIT 10.27

                          FOURTH AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                            SHOREBREEZE ASSOCIATES,
                        A CALIFORNIA LIMITED PARTNERSHIP
                        --------------------------------


  THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Amended Agreement") is entered into as of April 28, 1995, by and among J.H.R. TRUST (the "Trust"), created by Trust Agreement dated October 2, 1969, as amended, acting by and through JOHN A. RAISER, Trustee, HARVEY E. CHAPMAN, JR. ("Chapman"), MIP PROPERTIES, INC., a Maryland corporation, formerly known as MORTGAGE INVESTMENTS PLUS, INC. ("MIP"), as limited partners (who collectively are hereinafter referred to as "Limited Partners") and REDWOOD SHORES MIP INC., a California corporation ("RS-MIP" or "General Partner"). Except as specifically set forth herein with respect to certain obligations of the Trust and Chapman relating to the period of time such Partners were the sole general partners herein, this Amended Agreement amends, restates and supersedes the Agreement of Limited Partnership of Shorebreeze Associates, heretofore executed on September 30, 1984, as amended on June 12, 1985 and on January 1, 1987 and as amended and restated in its entirety by that certain Third Amendment to Agreement of Limited Partnership of Shorebreeze Associates dated as of December 8, 1988.


                                  ARTICLE 1.

                                  DEFINITIONS
                                  -----------


  1.01  The term "Additional Contributions" is defined in Article in Article
                  ------------------------
4.01.

  1.02  The term "Appraisal Panel" is defined in Article 8.04.
                  ---------------

  1.03  The term "Appraised Value" is defined in Article 8.04.
                  ---------------

  1.04  The term "Approved Operating Budget" is defined in Article 3.02.
                  -------------------------

  1.05  The term "Cash Flow" means Ordinary Cash Flow and Extraordinary Cash
                  ---------
Flow.

  1.06 The term "Capital Account" means with respect to each Partner the amount of money contributed by such Partner to the capital of the Partnership, increased by the value of any property contributed by such Partner to the
- ---------
capital of the Partnership, as properly reflected on the books of the Partnership ("Book Value") as of the date of such contribution in accordance with Treasury Regulations Section 1.704-1(b) (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), and by all Net Profits, gross income and income and gain allocated to such Partner by the Partnership (other than income allocated pursuant to Section 5.06 hereof); and decreased by all money
                                                       ---------
distributed to such Partner by the Partnership (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Partner), the Book Value of any property distributed to such Partner by the Partnership as of the date of such distribution (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under
Section 752 of the Code), and the amount of any Net Losses and Partner Loan Nonrecourse Deductions allocated to such Partner. Upon any contribution of money or property to the Partnership (other than a de minimis amount) as consideration for an interest in the Partnership, or upon the liquidation of the Partnership or a distribution of money or property (other than a de minimis amount) by the Partnership as consideration for an interest in the Partnership, the Book Values of Partnership property shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), if agreed to by all Partners. In the event of a distribution to a Partner that gives rise to an adjustment to the adjusted tax basis of Partnership Property under Section 734 of the Code, the Capital Account of such Partner in the event the distribution is in Liquidation of such Partner's Partnership Interest, or the Capital Accounts of the Partners in the event the distribution is not in Liquidation of such Partner's Partnership Interest, shall be adjusted by the amount of such adjustment to the adjusted tax basis of Partnership property in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(m). The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

  1.07  The term "Closing" is defined in Article 8.02.
                  -------

  1.08  The term "Code" means the Internal Revenue Code of 1986, as amended.
                  ----

  1.09  The term "Cumulative Preferred Return" shall mean the cumulative right
                  ---------------------------
given to each Partner, which right is hereby granted, to receive in respect of each Fiscal Year a sum equal to ten percent (10%) per annum with respect to that portion of the outstanding balance of such Partner's Unrecovered Contributions Account attributable to Additional Contributions made from and after the effective date hereof (computed from time to time during any Fiscal Year to reflect reductions and/or additions to such Unrecovered Contributions Account) compounded annually. Any amounts to be distributed in connection with the foregoing during any Fiscal Year which is less than twelve (12) full calendar months shall be reduced ratably in the same ratio as the number of days in such Fiscal Year bears to 365, and all amounts to be distributed on other than the last day of a Fiscal Year shall be computed ratably based on the elapsed portion of such Fiscal Year. The Cumulative Preferred Return shall be payable as specified in this Agreement only from Cash Flow and shall not (i) create a debt of the Partnership or the General Partners to Limited Partners to the extent that any such funds are not available for distribution, or (ii) constitute a "guaranteed payment" as defined in Section 707(c) of the Code. To the extent that the Partnership has insufficient Cash Flow during any Fiscal Year of the Partnership in order for the Cumulative Preferred Return which shall accrue with respect to such Fiscal Year to be paid in full in accordance with this Agreement, such unpaid portion shall be paid in accordance with this Agreement from Cash Flow which is available therefor with respect to any subsequent Fiscal Year. The Cumulative Preferred Return, while computed like interest, is not intended to be either interest or an amount to be paid for the use, forbearance or detention of money.

  1.10    The term "Defaulting Partner" is defined in Article 9.02(a).
                    ------------------

  1.11    The term "Event of Default" is defined in Article 9.01.
                    ----------------

  1.12    The term "Extraordinary Cash Flow" means the cash proceeds (including,
                    -----------------------
without limitation, insurance proceeds, recoveries, damages and awards) realized by the Partnership, directly or indirectly, as a result of the occurrence of an Extraordinary Event, plus cash interest payments received with respect to such proceeds, decreased by the sum of: (i) the amount of such proceeds applied by the Partnership to pay debts and liabilities of the Partnership encumbering the Project; (ii) the amount of such proceeds used, set aside or committed by the Partnership in the reasonable discretion of the Partners or pursuant to an Approved Operating Budget for restoration and repair of any property of the Partnership in the event of damage or destruction to such property; (iii) any incidental or ancillary expenses, costs or liabilities incurred by the Partnership in effecting or obtaining any such Extraordinary Event, or the proceeds thereof (including, without limitation, attorneys' fees, expert witness fees, accountants fees, court costs, recording fees, transfer taxes and fees, appraisal costs, brokerage fees, and the like) all of which expenses, costs and liabilities shall be paid from the gross amount of such cash proceeds to the extent thereof; (iv) amounts thereof applied to fund any capital improvement of the Project as the Partners shall reasonably determine or pursuant to an Approved Operating Budget; and (v) the payment of such other Partnership debts, liabilities, or the establishment of reserves for such debts or liabilities, as the Partners shall reasonably determine.

  1.13    The term "Extraordinary Event" means (i) the sale, disposition,
                    -------------------
exchange, or other transfer, condemnation or acquisition by an entity with the power of eminent domain in lieu of foreclosure condemnation proceedings, damage or destruction, or financing and/or refinancings of all or any portion of the Project, or any other property of the Partnership (other than the incidental sales or exchanges of Partnership tangible personal Property and fixtures), and/or any uninsured or underinsured casualty, accident or similar occurrence.

  1.14    The term "Improvements" is defined in Article 2.05.
                    ------------

  1.15    The term "Interest Purchase Price" is defined in Article 8.01(b).
                    -----------------------

  1.16    The term "Land" is defined in Article 2.05.
                    ----

  1.17    The term "Liquidation" means in respect to the Partnership the earlier
                    -----------
of the date upon which the Partnership is terminated under Section 708(b)(1) of the Code, or the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Partners), and in respect to a Partner wherein the Partnership Is not in Liquidation means the liquidation of a Partner's interest in the Partnership under Treasury Regulation Section 1.761-1(d).

  1.18    The term "Liquidator" means the General Partner, or if there is no
                    ----------
General Partner at the time of the dissolution of the Partnership and a trustee is appointed, then the trustee.

  1.19    The term "MAI Appraiser is defined in Article 8.04.
                    -------------

  1.20    The term "Management Agreement" is defined in Article 3.08(c).
                    --------------------

  1.21    The term "MIP/CREI Loan" is defined in Article 3.01(b).
                    -------------

  1.22    The term "MIP/CREI Loan Maturity Date" is defined in Article 3.01(b).
                    ---------------------------

  1.23    The term "MONY" is defined in Article 3.01(a).
                    ----

  1.24    The term "MONY LOAN" is defined in Article 3.01(a).
                    ---------

  1.25    The term "MONY Loan Maturity Date" is defined in Article 3.01(a).
                    -----------------------

  1.26    The terms "Net Profits" and "Net Losses" mean for each Fiscal Year or
                     -----------       ----------
other period, an amount equal to the Partnership's taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, that for purposes of computing such taxable income or loss: (i) any deductions for depreciation, cost recovery or amortization attributable to property contributed to the capital of the Partnership shall be determined by reference to their Book Value, except that if the Book Value of an asset differs from its adjusted tax basis for federal income tax purposes at the beginning of such year or at any time during such year or other period, the deductions for depreciation, cost recovery or amortization attributable to such asset from and after the date during such year or period in which such difference first occurs shall bear the same ratio to the Book Value as of such date as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period from and after such date bears to the adjusted tax basis as of such date; (ii) any gain or loss attributable to the taxable disposition of any property so contributed shall be determined by the Partnership as if the adjusted tax basis of such property as of such date of disposition was such Book Value reduced by all amortization, depreciation and cost recovery deductions (determined in accordance with clause (i) above) which are attributable to said property; (iii) the computation of all items of income, gain, loss and deduction shall be made without regard to any basis adjustment under Section 743 of the Code, which may be made by the Partnership; (iv) any receipts of the Partnership that are exempt from federal income tax and are not otherwise included in taxable income or loss shall be added to such taxable income or loss; (v) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b) shall be subtracted from such taxable income or loss; and (vi) any item of gross income, income, gain, loss or deduction required to be specially allocated to the Partners under Sections 5.02, 5.05,
5.06 or 5.07 shall not be taken into account in computing Net Profits or Net Losses.

  1.27    The term "Non-Defaulting Partner" is defined in Article 9.02(a).
                    ----------------------

  1.28    The term "Non-Selling Partner" is defined in Article 8.05.
                    -------------------

  1.29    The term "Notice" is defined in Article 8.05(a).
                    ------

  1.30    The term "Offer" is defined in Article 8.01(a).
                    -----

  1.31    The term "Offeree" is defined in Article 8.01(a).
                    -------

  1.32    The term "Offeror" is defined in Article 8.01(a).
                    -------

  1.33    The term "Ordinary Cash Flow" means the excess, if any, of all cash
                    ------------------
receipts (exclusive of the proceeds of an Extraordinary Event) of the Partnership as of a determination date over the sum of (i) all cash disbursements (exclusive of disbursements from the proceeds of an Extraordinary Event) of the Partnership prior to that date (other than cash distributions to the Partners hereunder); (ii) a reasonable allowance, in the discretion of the Partners, for anticipated cash disbursements that will have to be made before additional cash receipts from third parties will provide the funds therefor; and
(iii) reserves for Partnership purposes reasonable in amount as determined by the Partners and consistent with the then applicable Approved Operating Budget.

  1.34    The term "Parking Facilities" is defined in Article 2.05.
                    ------------------

  1.35    The term "Partner Loan Nonrecourse Deductions" shall mean any
                    -----------------------------------
deductions described in Treasury Regulations Section 1.704-2(i) that are attributable to Partner Nonrecourse Debt.

  1.36    The term "Partner Nonrecourse Debt" shall mean a nonrecourse liability
                    ------------------------
of the Partnership with respect to which a Partner bears the economic risk of loss, as determined in accordance with Treasury Regulations Section 1.704-2(i).

  1.37    The term "Partners" means the General Partner and the Limited
                    --------
Partners, collectively; references to "Partner" means any or all of the Partners as context dictates.

  1.38    The term "Partnership" means the partnership created pursuant to the
                    -----------
original limited partnership agreement, as amended and restated pursuant to this Agreement.

  1.39    The terms "Partnership Interest" and "Percentage Ownership Interest"
                     --------------------       -----------------------------
are defined in Article 2.07.

  1.40    The term "Phase I" refers to the portion of the Project allocable to
                    -------
the Phase I Parcel and the Phase I Building.

  1.41    The term "Phase I Building" is defined in Article 2.05.
                    ----------------

  1.42    The term "Phase I Parcel" is defined in Article 2.05.
                    --------------

  1.43   The term "Phase II" refers to the portion of the Project allocable to
                   --------
the Phase II Parcel and the Phase II Building.

  1.44   The term "Phase II Building" is defined in Article 2.05.
                   -----------------

  1.45   The term "Phase II Parcel" is defined in Article 2.05.
                   ---------------

  1.46   The term "Project" is defined in Article 2.05.
                   -------

  1.47   The term "Property Manager" is defined in Article 3.08(b).
                   ----------------

  1.48   The term "Purchase Price" is defined in Article 8.01(a).
                   --------------

  1.49   The term "Restructure Agreement" is defined in Article 3.01(c).
                   ---------------------

  1.50   The term "RPMC" is defined in Article 3.08(b).
                   ----

  1.51   The term "Substitute General Partner" is defined in Article 9.02(b).
                   --------------------------

  1.52   The term "Unrecovered Contributions Account" means in respect to any
                   ---------------------------------
Partner an initial balance of zero (0), increased by any Additional Contributions made by such Partner, and decreased by (i) Extraordinary Cash Flow distributed to such Partner (excluding any Cumulative Preferred Return paid to such Partner) and (ii) the fair market value (net of liabilities secured by such property) of any distributions of property other than cash received by such Partner (excluding property distributed to such Partner in payment of any Cumulative Preferred Return).


                                   ARTICLE 2.

                          FORMATION, PURPOSE AND TERM
                          ---------------------------

  2.01  Formation. The Partnership was previously formed on or about September
        ---------
30, 1984. The Trust and Chapman were originally general partners. Weyerhaeuser Mortgage Company, a California corporation ("WMC") was admitted as a Limited Partner on or about June 12, 1985, and it subsequently transferred all of its right, title and interest in the Partnership to MIP on or about July 8, 1985. The Partnership Agreement was subsequently amended as of January 1, 1987 and amended and restated on December 8, 1988. By this Agreement, the Partners join together to further amend their limited partnership under the California Revised Limited Partnership Act for the limited purposes set forth hereinafter.

  2.02  Certificate of Limited Partnership. The Trust and Chapman, in their
        ----------------------------------
previous capacity as general partners, pursuant to California Corporations Code
Section 15621, executed, acknowledged and caused an Amended Certificate of Limited Partnership to be filed in the office of, and on a form prescribed by, the Secretary of State of the State of California, and caused a certified copy thereof to be recorded in the office of the county recorder of each county in the State of California in which real property owned by the Partnership is located, and the General Partner may from time to time execute, acknowledge and cause to be filed and recorded any such amendments to such Certificate of Limited Partnership as may be required by law or otherwise to reflect changes in the information disclosed therein. Limited Partners hereby appoint General Partner as their true and lawful attorney-in-fact for and in their name and stead to execute, acknowledge, file and record all further amendments to such Certificate of Limited Partnership as may be required by law or otherwise appropriate to carry out the terms of this Agreement, including without limitation, the filing of an appropriate amendment to reflect the extension of the Partnership through June 12, 2015. In addition to the statements and certificates specified hereinabove, General Partner shall prepare, execute, acknowledge, verify, and file, as appropriate, any statements, certificates or other instruments necessary to insure that the Partnership is constituted and operated in conformity with all applicable legal requirements.

  2.03  Name of Partnership. The name under which this Partnership is to be
        -------------------
conducted is "Shorebreeze Associates, A California Limited Partnership" and such name shall be used at all times in connection with the business and affairs of the Partnership.

  2.04  Principal Place of Business; Agent for Service of Process. The principal
        ---------------------------------------------------------
place of business of the Partnership shall be located at 2020 Santa Monica Boulevard, Suite 480, Santa Monica, California 90404. Said principal place of business may be relocated from time to time by General Partner.

  The name and address of the agent for service of process for the Partnership shall be Marsha Z. Day, 2020 Santa Monica Boulevard, Suite 480, Santa Monica, California 90404.

  2.05  Nature of Business.
        ------------------

       (a) The express, limited, and only purposes for which this Partnership is to exist are (i) to continue to own two separate adjacent parcels of land totalling approximately 9.168 acres in the City of Redwood City, California, as more particularly described in Exhibit "A" hereto (the "Land"), consisting of one parcel containing approximately 4.635 acres (the "Phase I Parcel"), and the second parcel consisting of 4.533 acres (the "Phase II Parcel"), (ii) to continue to own and operate that certain six (6) story office building of approximately one hundred twelve thousand nine hundred seventy-eight (112,978) net rentable square feet (the "Phase I Building") previously constructed and developed by the Partnership on the Phase I Parcel , (iii) to continue to own and operate that certain six (6) story office building of approximately one hundred fifteen thousand six hundred forty-seven (115,647) net rentable square feet (the "Phase II Building") previously constructed and developed by the Partnership on the Phase II Parcel, (iv) to continue to own and operate two (2) parking structures containing in the aggregate three hundred eighty-seven (387) parking spaces and three hundred sixty-eight (368) surface parking spaces servicing both the Phase I Building and the Phase II Building (collectively, the "Parking Facilities") (the Phase I Building, the Phase II Building the Parking Facilities together with all related improvements are hereinafter collectively referred to as the "Improvements," the Land and the Improvements are hereinafter collectively referred to as the "Project"), (iv) to own, maintain, operate, lease and sell and otherwise realize the economic benefit from the Project, and
(v) to engage in such other activities with respect to the Project as are appropriate and consistent with the foregoing.

       (b) Title to Land and Assets. The Land and all other Partnership assets
           ------------------------
shall continue to be vested of record in the name of the Partnership. The Trust and Chapman, in their previous capacity as general partners, at the Partnership's expense, have obtained on behalf of the Partnership from First American Title Insurance Company an ALTA standard form owner's policy of title insurance, insuring fee simple title to the Project in the Partnership, subject only to the matters set forth therein. The Trust and Chapman represent that they have examined the subject matter of the exceptions set forth on such title policy and that said exceptions, if they remain in full force and effect, will not, to the best of their knowledge, interfere with the use of the Project for the purposes intended by the Partnership.

       (c) Exclusive Purpose.  In view of the exclusive purposes of the
           -----------------
Partnership, no Partner shall have any fiduciary obligation with respect to the Partnership or to the other Partners insofar as making other real estate opportunities available to the Partnership or to the other Partners. The General Partner and the Limited Partners may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether the same is competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or the other Partner. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent the General Partner or the Limited Partners from engaging in such activities, and the fiduciary duties of the Partners shall be limited solely to those arising from the acquisition, development and holding of the Project. The Trust and Chapman acknowledge and agree that they have been informed that RS-MIP is a wholly owned subsidiary of MIP.

  2.06  Names and Addresses of the General and Limited Partners.
        -------------------------------------------------------

        (a) The name and place of business of the General Partner is as follows:

                  Redwood Shores MIP Inc.
                  2020 Santa Monica Boulevard
                  Suite 480
                  Santa Monica, California  90404

        (b) The names and places of business of the Limited Partners are as follows:

                  J.H.R. Trust
                  800 South Claremont Avenue
                  San Mateo, California 94402
                  Attention: John A. Raiser, Trustee

                  Harvey E. Chapman, Jr.
                  800 South Claremont Avenue
                  San Mateo, California 94402

                  MIP Properties, Inc.
                  2020 Santa Monica Boulevard
                  Suite 480
                  Santa Monica, California  90404

  2.07  Percentage Ownership Interests. Each Partner shall have the following
        ------------------------------
interest in the Partnership ("Partnership Interest") which shall be expressed in terms of a percentage of the whole ("Percentage Ownership Interest").

        (a)       General Partner:                1%

        (b)       Limited Partners:
                  MIP Properties, Inc.           89.0%
                  J.H.R. Trust                    5%
                  Harvey E. Chapman, Jr.          5%

  2.08  Term of Partnership. The Partnership shall continue for a term of thirty
        -------------------
(30) years from June 12, 1985, unless terminated sooner as a result of the dissolution and winding up of the Partnership in accordance with Article 12 hereof or unless extended by the unanimous agreement of the Partners.

  2.09  Consent of the Trust and Chapman; Consent of Limited Partners.
        -------------------------------------------------------------
Throughout this Agreement, the Trust and Chapman shall possess but a single vote as if the Trust and Chapman were a single limited partner. Throughout this Agreement, whenever the consent of the Limited Partners is required, such consent must include the consent of both MIP, on the one hand, and the Trust and Chapman, on the other hand.

                                   ARTICLE 3.

                            FINANCING STRUCTURE AND
                         MANAGEMENT OF THE PARTNERSHIP
                         -----------------------------


  3.01  Financing Structure.
        -------------------


       (a) Existing Financing.  The Project is currently encumbered by two
           ------------------
separate loans. The first loan, which encumbers only Phase I of the Project, is from the Mutual Life Insurance Company of New York, a New York corporation ("MONY"), and was made on or about March 14, 1988 (the "MONY Loan") in an original principal amount of Fifteen Million Seven Hundred Fifty Thousand Dollars ($15,750,000). The MONY Loan is secured, by among other things, that certain First Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of March 14, 1988, made by the Partnership, as Trustor, to First American Title Insurance Company, as Trustee, for the benefit of MONY, as Beneficiary, and recorded in the Official Records for San Mateo County, California (the "Official Records") on March 14, 1988, as Instrument No. 88-030015. Pursuant to various modifications and extensions, the MONY Loan shall mature and be payable in full on July 1, 1995 (the "MONY Loan Maturity Date").

       (b) The second loan, which is a first priority loan on Phase II of the Project, and a second priority loan on Phase I of the Project, was originally made to the Partnership by MIP on or about December 9, 1988, and later participated by MIP to Citicorp Real Estate Inc., a Delaware corporation (the "MIP/CREI Loan"). The MIP/CREI Loan was originally in the principal amount of Nineteen Million One Hundred Ninety Thousand Four Hundred Seventy-Six Dollars ($19,194,476) and is secured, by among other things, that certain Construction Deed of Trust with Assignment of Rents and Security Agreement and Fixture Filing recorded in the Official Records on December 9, 1988, as Instrument No. 88-16824. The MIP/CREI Loan, as amended and modified from time to time, has a current maturity date of June 29, 1995 (the "MIP/CREI Loan Maturity Date"). The outstanding principal balance owing under the MIP/CREI Loan as of April 1, 1995, was Seventeen Million Nine Hundred Fifty-Eight Thousand Eight Hundred Seventeen Dollars ($17,958,817) of which amount Three Million Thirty-One Thousand Nine Hundred Seventeen Dollars ($3,031,917) is currently owed to MIP.

       (c) As of the date hereof, the Partners have entered into that certain Agreement to Amend Partnership and Restructure Loan Transactions (the "Restructure Agreement") wherein, among other things, the Partners agree to their best efforts to obtain extensions of the MONY Loan and the MIP/CREI Loan through at least December 31, 1995. The Restructure Agreement provides that the Partners agree to use their best efforts to refinance the then current outstanding balance of the MONY Loan and the then current outstanding balance of the MIP/CREI Loan, less the portion of the MIP/CREI Loan owed to MIP, with a new first trust loan to encumber the entire Project, with a closing date to occur on or before the extended maturity date of the MONY Loan and the MIP/CREI Loan.
The portion of the MIP/CREI Loan not repaid in either event, shall be evidenced and secured by a new loan from the Partnership to MIP, as more particularly set forth and described in the Restructure Agreement.

       (d) MIP's Separate Capacity.  All Partners acknowledge and agree that the
           -----------------------
Partnership will at all times recognize and deal with MIP in its capacity as a lender separately and distinctly from its status in this Partnership as limited partner, and that neither the effectiveness and priority of the liens and security interests granted by the Partnership to MIP to secure any loan from MIP, nor any of the benefits and protections in favor of MIP (and those of its participants in any such loan, if any) set forth in any of the loan documents in favor of MIP shall be in any way affected, increased or diminished by reason of MlP's participation as Limited Partner in the Partnership, and none of the benefits and protections in favor of MIP as Limited Partner with respect to the Partnership shall be in any way affected, increased or diminished by reason of any of MIP's agreements contained in any loan documents. Without limiting the foregoing, MIP, in its position as Limited Partner in the Partnership, will not be subject to, and the obligations to MIP set forth in this Partnership Agreement will not be limited or excused by, any defenses, offsets or other remedies of any nature which the Partnership might have against MIP in its position as lender under any loan documents in favor of MIP, and the Partners unconditionally and irrevocably waive any right or power to withhold, delay or otherwise limit in any way the performance of the Partners' undertaking to MIP set forth in this Partnership Agreement notwithstanding any such breach or default by MIP in its position as lender under any loan documents in favor of MIP. The Partners know and acknowledge that the aforesaid agreement of the Partners is of the essence of MIP's willingness to enter into this Agreement and any loan transaction and that MIP would not enter into either this Agreement or any loan transaction in the absence of such agreement. Notwithstanding the foregoing, however, no Partner shall have any obligation nor assume any liability to MIP arising out of any action or contention of any third party (not intentionally induced or caused by such Partner) which establishes that MIP's rights as a lender have been affected because of it being a Limited Partner in the Partnership.

       (e) RS-MIP's Separate Capacity.  All Partners acknowledge and agree that
           --------------------------
the Partnership will at all times recognize and deal with RS-MIP in its capacity as a lender separately and distinctly from its status in this Partnership as a general partner, and that neither the effectiveness and priority of the liens and security interests granted by the Partnership to RS-MIP to secure any loan from RS-MIP, nor any of the benefits and protections in favor of RS-MIP (and those of its participants in any such loan, if any) set forth in any of the loan documents in favor of RS-MIP shall be in any way affected, increased or diminished by reason of RS-MlP's participation as General Partner in the Partnership, and none of the benefits and protections in favor of RS-MIP as General Partner with respect to the Partnership shall be in any way affected, increased or diminished by reason of any of RS-MIP's agreements contained in any loan documents. Without limiting the foregoing, RS-MIP, in its position as General Partner in the Partnership, will not be subject to, and the obligations to RS-MIP set forth in this Partnership Agreement will not be limited or excused by, any defenses, offsets or other remedies of any nature which the Partnership might have against RS-MIP in its position as lender under any loan documents in favor of RS-MIP, and the Partners unconditionally and irrevocably waive any right or power to withhold, delay or otherwise limit in any way the performance of the Partners' undertaking to RS-MIP set forth in this Partnership Agreement notwithstanding any such breach or default by RS-MIP in its position as lender under any loan documents in favor of RS-MIP. The Partners know and acknowledge that the aforesaid agreement of the Partners is of the essence of RS-MIP's willingness to enter into this Agreement and any loan transaction and that RS-MIP would not enter into either this Agreement or any loan transaction in the absence of such agreement. Notwithstanding the foregoing, however, no Partner shall have any obligation nor assume any liability to RS-MIP arising out of any action or contention of any third party (not intentionally induced or caused by such Partner) which establishes that RS-MIP's rights as a lender have been affected because of it being a General Partner in the Partnership.

       (d) RS-MIP and MIP's Separate Identity.  All Partners acknowledge and
           ----------------------------------
agree that RS-MIP is a wholly owned subsidiary of MIP. The Trust and Chapman acknowledge and agrees that they will all times recognize and deal with RS-MIP as a legal entity separate and apart than MIP. The Trust and Chapman further acknowledge and agree that RS-MIP is adequately capitalized to undertake the obligations of the General Partner hereunder, and that they shall under no circumstances seek to hold MIP responsible for the acts, omissions, obligations and liabilities of RS-MIP, on any theory whatsoever, including without limitation, the theory commonly known as "piercing the corporate veil."

  3.02  Approved Operating Budget.  At least ninety (90) days prior to the
        -------------------------
commencement of each Fiscal Year of the Partnership, the General Partner shall prepare and submit to the Limited Partners for review, operating and capital budgets setting forth the General Partner's projection of cash receipts for such Fiscal Year on a monthly basis, together with a detailed summary of operating expenses and a detailed summary of capital expenditures projected by the General Partner for such Fiscal Year on a monthly basis in connection with the operation of the Project. The General Partner shall not incur any expenses other than those projected in such budget submitted by the General Partner to Limited Partners pursuant to this Article 3.02 and shall not incur any expenses so projected until such budgets have been reviewed and approved by the Limited Partners, provided, however, that any such proposed budget shall be deemed approved if the Limited Partners fails to object within thirty (30) days from the date of its receipt of such proposed budget. From time to time the General Partner may submit to the Limited Partners, for review, one or more supplements to or revisions of an Approved Operating Budget. The General Partner shall not incur any expenses projected in any such supplement or revision until such supplement or revision has been reviewed and approved by the Limited Partners, provided, however, that any such proposed supplement or revision shall be deemed approved if the Limited Partners fail to approved such form within thirty (30) days from the date of its receipt of such proposed budget. Each such operating and capital budget, and/or supplements thereto or revisions thereof, which has been approved in writing by the Limited Partners or deemed to have been approved as provided above in this paragraph, shall be referred to as an "Approved Operating Budget".

  If the parties disagree as to any line item in a budget, supplement thereto or revision thereof, submitted to the Limited Partners for approval, the General Partner shall, to the extent practical, continue to operate the Project pursuant to the last Approved Operating Budget as to all disputed line items and pursuant to the proposed budget, supplement thereto or revision thereof, as to all line items which are not in dispute. The General Partner shall make no non-emergency capital expenditures outside the scope of such budgets, except those required by leases of Project space or required by any applicable governmental statute, ordinance or regulation to which the Partnership or its property are subject, until the disputed line items are approved. If the parties are unable to agree among themselves as to how the disputed line items should be resolved within sixty (60) days following submission of the proposed budget, supplement thereto or revision thereof, to the Limited Partners, either party may initiate arbitration of all of the disputed items other than line items regarding capital expenditures pursuant to Article 14.12. The parties shall not have the right to initiate arbitration of line items regarding capital expenditures.

  3.03  Leasing of Vacant Space in the Project.
        --------------------------------------

        (a) The General Partner shall possess, enjoy and may exercise full and complete powers authority and discretion to lease vacant space within the Project on such terms and conditions as the General Partner shall determine, provided each of the following shall require the prior written consent of the Limited Partners:

            (i) any lease with a base rental rate less than the projected rate for building space as set forth in the then operative Approved Operating Budget, or any lease not containing an annual expense pass-through adjustment feature;

            (ii) any lease with a term (including the primary and all renewal, extension and similar option terms, irrespective of whether or not exercised) having a duration greater than five (5) years;

            (iii) any lease or any lease renewal, extension or option covering more than ten thousand (10,000) square feet of leasable floor area within any Building in the Project;

            (iv) any lease requiring the landlord's payment of a tenant improvement allowance in excess of that set forth in the then operative Approved Operating Budget;

            (v) any lease which is not in substantially the form of lease, if any, which is approved in writing by the Limited Partners for use as a standard form with respect to the Project;

            (vi) any lease or sublease to any person of whom the Partnership or any Partner, or any combination of them, directly or indirectly, owns: (A) if such person is a corporation, stock of such person having ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or constituting ten percent (10%) or more of the total number of shares of all classes of stock of such person, or (B) if such person is not a corporation, a ten percent (10%) or greater interest in the assets or net profits of such person. The General Partner may rely upon a written representation from any such lessee to the

Partnership that none of the circumstances described in this Subparagraph (vi) exists with respect to such lessee;

        (vii) any termination of any lease which required the Limited Partners' approval under subsections (i)-(vi) above other than a termination caused by default of tenant;

        (viii) any consent to any assignment of or sublease under any lease to the extent required thereunder which required Limited Partners' approval under subsections (i)-(vi) above; and

        (ix) any amendment or modification of any lease which required Limited Partners' approval under subsections (i) - (vi) above, to the extent such amendment or modification would decrease (or could decrease) the net amounts realizable by the Partnership under such lease, would materially decrease the obligations of the tenant thereunder, would materially increase the obligations of the Partnership thereunder, would release any tenant or lease guarantor thereunder or would materially reduce the rights of the Partnership thereunder.

In the event that the General Partner delivers to the Limited Partners the final form of a lease pursuant to subsection (v) herein or a lease which the General Partner proposes to execute on behalf of the Partnership together with a written request from the General Partner to the Limited Partners that the Limited Partners approve such form of lease, Limited Partners shall be deemed to have approved such form of lease or lease if the Limited Partners fall to object within ten (10) days after the date of their receipt of such proposed form of lease or lease and written request.

        (b) Each lease executed by the Partnership shall contain the following provisions:

          "(i) Landlord is a California limited partnership composed of Redwood Shores MIP Inc., a California corporation ("RS-MIP"), as the general partner, and MIP Properties, Inc., a Maryland corporation ("MlP") (which operates as a real estate investment trust), J.H.R. Trust and Harvey E. Chapman, Jr., as limited partners. RS-MIP is a wholly owned subsidiary of MIP. The obligations of MIP and/or RS-MIP shall be binding only on MIP and/or RS-MIP, respectively, and not upon any of the shareholders, directors, officers, trustees, advisors, managers or employees of MIP or RS-MIP in their individual capacities, and with respect to any obligations of RS-MIP to Tenant, if any, Tenant shall look solely to the assets of RS-MIP and not to the assets of MIP or any shareholder, director, officer, trustee, advisor, manager or employee of RS-MIP and/or MIP in the exercise of any rights or remedies under this Lease.

        (ii) If MIP in good faith determines that its status as a real estate investment trust under the applicable provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not in any way (A) increase the obligations of Tenant under this Lease or (B) adversely affect any rights of or benefits to Tenant under this Lease. Landlord shall pay all reasonable costs incurred by Tenant, including without limitation, legal fees reviewing any such proposed modifications.

        (iii) Tenant agrees that Landlord need not itself directly manage or otherwise service all or any part of the Premises, but Landlord may cause any managing, maintenance, operation, construction and other services to Tenant to be performed by Landlord's agent, who shall act as an independent contractor, provided, however, that such acknowledgment by Tenant shall not be deemed in any manner to release Landlord from any of its obligations set forth in this Lease."

  3.04  Powers and Obligations of the General Partner. In addition to the
        ---------------------------------------------
specific rights and powers herein granted, the General Partner shall possess, enjoy and may exercise all of the rights and powers of a general partner as more particularly provided by the California Revised Limited Partnership Act, subject to the terms and conditions of this Agreement. The General Partner alone shall have the full and complete charge of all affairs of the Partnership, and the management and control of the Partnership business shall rest exclusively with the General Partner, subject to the terms and conditions of this Agreement. The General Partner shall carry out the business of the Partnership and shall devote such time to the Partnership as is necessary for the efficient operation of the Partnership's business. In conducting the Partnership's business and affairs, the General Partner shall operate within the then operative Approved Operating Budget except as otherwise expressly stated herein. Subject to the foregoing, nothing herein contained shall prevent the General Partner or any of its representatives from devoting time to other businesses, whether or not similar nature to the business of the Partnership. Without limiting the generality of the foregoing, the General Partner shall do and shall have the authority and power to do the following:

        (a) Cause to be disbursed regularly and punctually from Partnership funds all amounts due and payable as operating expenses of the Project and the Partnership.

        (b) Obtain and maintain policies of insurance as may from time to time be required to be obtained and maintained by the Partnership pursuant to the First Priority Loan Documents and/or the MIP Loan Documents or other agreements to which the Partnership is a party, provided, however, that the General Partner shall in any event cause the Partnership to maintain (i) $3,000,000 combined single limit comprehensive liability insurance including completed operations and contractual liability; (ii) not less than twelve (12) months' loss of rents insurance, as well as fire and hazard insurance in the amount of full replacement cost. The General Partner shall furnish, or cause to be furnished, to the Limited Partners at the conclusion of each Partnership Fiscal Year a listing of the insurance policies then outstanding and in full force as to the Project and the Partnership. All policies shall name the Partnership and all Partners as insureds. The General Partner shall furnish the Limited Partners with certificates of insurance, which shall provide that the Limited Partners will be given reasonable advance notice of any cancellation.

        (c) Enforce the terms and conditions of all contracts, leases and other agreements to which the Partnership is from time to time a party and to report to the Partners all significant action taken from time to time by the General Partner to enforce the terms and conditions thereof.

        (d) Cause the Partnership to comply with all applicable legal requirements and to discharge all of the Partnership's duties, responsibilities and obligations under agreements, including, without limitation, the MONY Loan and the MIP/CREI Loan, to which it is from time to time a party.

        (e) Lease vacant space in the Project, subject to the limitations set forth in Article 3.03 and Article 3.05.

        (f) Contract on behalf of the Partnership for budgeted supplies, equipment, repairs, improvements or services.

        (g) Prosecute, defend, waive, settle or compromise claims and causes of action (in contract, tort or otherwise), by or against the Partnership, provided that the General Partner shall not prosecute, waive, settle or compromise any claim or cause of action (or related group of claims or causes of action) of the Partnership against any third party (or parties) with a value in excess of Ten Thousand Dollars ($10,000) without the prior written consent of the Limited Partners.

        (h) Temporarily invest Partnership funds in interest bearing accounts, commercial paper, government securities, certificates of deposit or similar investments.

        (i) In the event of an emergency, make such expenditures or incur such obligations as may reasonably be required by such emergency, but not in excess of Ten Thousand Dollars ($10,000) in the aggregate for each emergency. The General Partner shall notify the Limited Partners of any such emergency immediately by telephone and shall confirm such notification in writing as soon as practicable.

        (j) As and when requested by the Limited Partners, General Partner will promptly furnish to the Limited Partners copies of all subdivision or parcel maps, permits, plans, specifications, working drawings, bonds, subcontracts, purchase orders, change orders, surveys, certifications, title company endorsements, and other operating documents reflecting the status of the Project. Copies of any such data furnished by the General Partner to the Limited Partners which have been prepared by the General Partner shall, if requested by the Limited Partners, be verified by the General Partner as being true and correct copies.

  3.05  Restrictions on General Partner. The General Partner shall not, without
        -------------------------------
the prior written consent of the Limited Partners:

        (a) Do any act, or fail to perform any act, in contravention of this Agreement in its present form or as amended, or which would make it impossible to carry on the ordinary business of the Partnership.

        (b) Confess a judgment against the Partnership except as provided in
Article 3.04(g).

        (c) Possess the Partnership property in its name, or assign the Partnership's right in specific Partnership property for other than a Partnership purpose.

        (d) Admit any other person or entity as a partner except as otherwise provided in this Agreement.

        (e) Sell, exchange, assign, transfer, hypothecate or otherwise dispose of, or enter into any agreement to sell, exchange, assign, transfer or otherwise dispose of, or grant any options with respect to or rights in, or offer for sale, advertise for sale, solicit offers or otherwise procure or attempt to procure, directly or indirectly, purchasers, assignees or transferees for any of the Partnership's real property, except for the financing specifically described in Article 3.01 and except for leases otherwise permitted by this Agreement.

        (f) Sell, exchange, assign, transfer, hypothecate or otherwise dispose of, or enter into any agreement to sell, exchange, assign, transfer or otherwise dispose of, or grant any options with respect to or rights in, or offer for sale, advertise for sale, solicit offers or otherwise procure or attempt to procure, directly or indirectly, purchasers, assignees or transferees for any of the Partnership's personal property, tangible or intangible, except in connection with the replacement of equipment and other personal property as required in the ordinary course of operating the Project.

        (g) Acquire by lease, purchase or otherwise, any real or personal property other than to carry out the purposes of this Partnership pursuant to
Article 2.05.

        (h) Incur any unbudgeted expenditure for non-emergency capital repairs, replacements or improvements which is not provided for in the then operative Approved Operating Budget, not required under any lease or other contract to which the Partnership is from time to time a party or not required by any applicable governmental statute, ordinance or regulation to which the Partnership or its property is subject.

        (i) Enter into or terminate, change or modify any lease, except as otherwise permitted in Article 3.03 hereof.

        (j) Except as otherwise permitted elsewhere in this amended Agreement, borrow money or execute any promissory note, evidence of indebtedness, guarantee or the like in the name of or on behalf of the Partnership.

        (k) Terminate the Partnership except as otherwise provided in Article
12.

        (l) Use the Partnership's capital or funds in any way other than for the Partnership's business. All funds invested in the Partnership by the Partners, all loan proceeds actually disbursed by any lender, and all rent and other proceeds are to be used solely and exclusively for Partnership purposes and shall be held at all times as a trust fund on behalf of the Partnership only.

        (m) Directly or indirectly make or enter into any contract with or pay, directly or indirectly, any compensation for services or materials to General Partner or to any entity in which the General Partner owns directly or indirectly a beneficial interest, unless otherwise agreed in writing by the Partners.

        (n) Commingle any Partnership monies with monies of the General Partner or maintain any Partnership funds in other than an account or accounts in the Partnership name as provided in Article 10.

        (o) Manage or operate any real property owned by the Partnership, other than pursuant to a written agreement with an independent contractor, which written agreement shall provide that all tenant services shall be provided by the independent contractor and that the independent contractor shall retain all servicing income, if any, attributable to non-customary services and other income within the meaning of Section 856(d)(2)(c) of the Code. As used in this subparagraph, "independent contractor" shall mean:

            (i) a person who does not own, directly or indirectly, more than thirty five percent (35%) of the shares, or certificates of beneficial interest, in MIP;

            (ii) a person, if a corporation, not more than thirty five percent (35%) of the total combined voting power of whose stock (or thirty five percent (35%) of the total shares of all classes of whose stock), or, if not a corporation, not more than thirty five percent (35%) of the interest in whose assets or net profits is owned, directly or indirectly, by one or more persons owning thirty five percent (35%) or more of the shares or certificates of beneficial interest in MIP;

            (iii) a person with respect to whom the Partnership or MIP does not own an interest in stock, securities, assets or profits and from whom the Partnership or MIP does not, directly or indirectly, derive or receive income;

            (iv) a person who is not an employee or officer of MIP and who is not subject to the control of MIP with regard to the manner in which he carries out his duties;

            (v) a person who is a separate entity from, and does not employ employees of, or have officers who are Partners, the Partnership or officers of MIP;

       (p) Commit at any time, any act which MIP has previously advised the Partners in writing might, under the terms and provisions of (1) the Code; (2) the Regulations from time to time promulgated under the Code; or (3) Revenue Rulings or Revenue Procedures issued by the Internal Revenue Service, adversely affect the qualifications of MIP as a Real Estate Investment Trust under Section 856 of the Code or cause income received by the Partnership to not be within the classifications contained in Action 856(c)(2) or (c)(3) of the Code or cause income received by the Partnership to be classified as "net income derived from prohibited transactions" under Section 857(b)(6) of the Code or cause income received by MIP to be income described in Section 856(c)(4) of the Code. Such limitations may include a prohibition on rehabilitation and/or capital improvements to the Project by the Partnership. The General Partner agrees to indemnify and hold MIP harmless from and against any loss, cost, damage or expense including without limitation any penalty tax assessed against MIP with respect to the occurrence of any of the foregoing based on the General Partner's actions (unless specifically consented to by MIP); provided, however, that the General Partner shall not be deemed to be in default of this subparagraph (p) with respect to any such act or obligation incurred prior to actual receipt by the General Partner of the written notice required hereunder.

       (q) Enter into any lease which provides, or amend any lease in order to provide, or approve any sublease which provides, for rent which is based in whole or in part on the income or profits derived by any person from the property leased; provided, however, that rent based on a fixed percentage of gross receipts or sales shall not be considered to depend upon income or profits.

       (r) Cause the Partnership to hold property referred to in Code Section 1221(1); or

       (s) Enter into a lease of property under or in connection with which the rent attributable to personal property for any year exceeds fifteen percent (15%) of the total rental under or in connection with such lease as determined in accordance with Code Section 856(d)(1)(C).

  3.06  Indemnity. The General Partner does hereby indemnify and agree to hold
        ---------
the Partnership wholly harmless from and against any loss, expense or damage suffered by them by reason of anything which the General Partner may do or refrain from doing hereafter in willful breach of its obligations under the terms of this Agreement, or its willful misconduct or gross negligence in performing or in failing to perform its duties hereunder or its taking of any action beyond the authority of the General Partner hereunder. Notwithstanding the foregoing, in no event shall the General Partner be responsible for any obligation or liability of the Partnership which relates to the period the Trust and Chapman were the sole general partners in the Partnership. The Trust and Chapman acknowledge and agree that they are not released from any and all obligations and liabilities of the Partnership incurred during or related to the time they were the sole general partners in the Partnership, and among other things, the Trust and Chapman shall indemnify and hold harmless the Partnership, MIP and RS-MIP from and against any loss, cost, expense or damage incurred in or relating to the period the Trust and Chapman were the general partners hereunder, to the same extent of their indemnity obligations contained in the Partnership Agreement as in effect prior to this Amended Agreement.

  3.07  Restrictions and Limitations on Limited Partners.  The Limited
        ------------------------------------------------
Partners, shall have no right, power or authority to act for or bind the Partnership. The Limited Partners shall take no part in the conduct or control of the Partnership business; provided, however, that the General Partner must obtain the written consent of the Limited Partners prior to entering into certain transactions described in Articles 3.01, 3.02, 3.03, 3.04 and 3.05, and, provided further, that all matters affecting the Partnership which the California Revised Limited Partnership Act specifically permits limited partners to vote upon without being deemed thereby to participate in the control of the Partnership business shall be subject to Limited Partners' approval, including, without limitation, such matters as termination of the Partnership, amendment of the Agreement, and sale of all or substantially all of the assets of the Partnership. The Limited Partners, or their agents or representatives, shall have the right at all times to enter upon the Land and the Improvements, and shall have access during working hours to all Project records and documents in or under the control of the General Partner located away from the Project.

  3.08  Compensation to Partner.
        -----------------------

       (a) No Compensation. Except for participation in Cash Flow, as provided
           ---------------
for in Article 6, and the compensation provided for in this Article 3.08, no Partner nor any entity owned or controlled by any Partner nor any family member related to any Partner or constituent partner thereof, shall directly or indirectly receive any salary or other compensation from the Partnership for services, nor shall it or any of them have any drawing account or expense accounts in the Partnership.

       (b) Property Management.  The Partnership has entered into a property
           -------------------
management agreement (the "Management Agreement") with Raiser Shorebreeze Property Management Company, a California corporation ("RPMC"). RPMC shall continue as the property manager unless and until any of the foregoing shall first occur: (i) the death or disability of John A. Raiser and/or Harvey E. Chapman, Jr.; (ii) the failure of RPMC or any affiliated management company owned by John A. Raiser to maintain management contracts for at least three hundred thousand (300,000) square feet of office and/or research and development space in addition to the Project; (iii) the failure of RPMC to maintain, in RS-MIP's reasonable discretion, adequate accounting and property management systems and the continuation of such failure for forty-five (45) days after written notice to RPMC from General Partner specifying the deficiencies in such systems;
(iv) the failure of RPMC to provide its services as property manager for a fee no greater than would otherwise be charged by unaffiliated property managers of comparable skill and expertise and the continuation of such failure for fifteen (15) days after written notice to RPMC from General Partner of the amount by which RPMC's fee exceeds such standard;
(v) the failure of RPMC to qualify as an independent contractor pursuant to
Article 3.05(p); or (v) the Trust and Chapman cease to be Partners in the Partnership and/or the Partnership no longer owns the Project. RPMC is currently paid a property management fee each month in an amount equal to three percent (3%) of the gross rental receipts received by the Partnership from tenants of the Project, exclusive of security deposits, reimbursements for tenant improvements and operating costs. The Management Agreement provides that the RPMC agrees that the leasing and management of the Project shall be performed in such a manner as to comply with the provisions of (S)856(d)(2)(C) of the Code. Specifically, RPMC, as property manager,shall be solely responsible for providing all tenant services and, if services not customary for similar buildings in the area are to be provided to tenants, the property manager shall bear all costs of providing such services, shall make a separate charge to tenants for such services (which charge shall be in an amount sufficient to provide adequate compensation to the property manager for such services), and shall retain all service income for non-customary services to tenants so that the Partnership shall not derive or receive any non-customary service income or other income from the property manager. All Partners acknowledge and agree that so long as RPMC is the property manager, General Partner, shall not be obligated to obtain the consent of the Trust and Chapman with respect to any matter in this Partnership Agreement requiring the consent of such Limited Partners, to the extent any such matter is recommended or approved by RPMC as property manager. As an example, any lease proposed to the Partnership by RPMC, shall not require the prior consent of the Trust and Chapman pursuant to Article 3.03 above. Likewise, so long as RPMC is the property manager, General Partner shall delegate to RPMC, General Partner's obligation; (A) to prepare an Approved Operating Budget set forth in Article 3.02 (subject to General Partner's approval); (B) to prepare leases as set forth in Article 3.03 (subject to General Partner's approval); (C) with respect to the day to day affairs of the Partnership set forth in Articles 3.04(a) through (i); and (D) the obligation to maintain a bank account and maintain books and records and prepare various reports, financial statements, and tax returns, as set forth in Articles 10 and
11. Notwithstanding the foregoing, Limited Partners acknowledge and agree that the General Partner may from time to time present prospective leases to the Limited Partners and RPMC and that Limited Partners and RPMC shall accept such leases unless (I) the Limited Partners reasonably object to any such proposed lease as being on terms and conditions not as favorable as other available prospective leases then being negotiated in the Redwood Shores area for buildings comparable to the Project, (II) the Limited Partners reasonably determine that the tenant under such proposed lease presents an unreasonable credit risk to the Partnership, or (III) RPMC is engaged in lease negotiations for substantially the same space with another tenant on terms and conditions comparable or better than the lease proposed by General Partner. The Management Agreement shall be amended to be consistent with the foregoing. RPMC shall have the authority to execute approved leases on behalf of the Partnership. In the event either Chapman, the Trust or RPMC, on the one hand, or General Partner, on the other hand, propose a lease to the other, the applicable party shall approve or disapprove such lease within ten (10) days from and after the date of its receipt of such proposed lease, and if any such party shall fail to disapprove a lease within such ten (10) day period, such party shall be deemed to have approved such lease.

                                   ARTICLE 4.

                     PARTNERS CONTRIBUTIONS TO PARTNERSHIP
                     -------------------------------------

  4.01  Additional Contributions.
        ------------------------

       General Partner and Limited Partners shall contribute, on a pro rata basis in proportion to their respective Percentage Ownership Interests, all additional capital required by the Partnership to pay all costs which are incurred by the Partnership to the extent that the Partnership does not have sufficient funds to pay such costs ("Additional Contributions"). Such Additional Contributions, if any, shall be credited to the Unrecovered Contributions Account of the Partners to the extent of their respective contributions. Notwithstanding the foregoing, no Partner shall be obligated to fund Additional Contributions. In the event a Partner(s) funds

Additional Contributions and the other Partner(s) fail to so fund Additional Contributions, the nonfunding Partner(s) shall in no event be deemed to be in default hereunder and the Partner(s) that so fund any such Additional Contributions shall not be entitled to elect any remedy against the nonfunding Partner(s). All Additional Contributions contributed by any Partner shall earn Cumulative Preferred Return thereon, as defined in Article 1.08, which Cumulative Preferred Return shall receive a priority distribution as set forth in Article 6 below.

  4.02  Calls for Capital Contributions. The General Partner shall make demand
        -------------------------------
upon the Partners in writing for capital contributions to be made in accordance herewith. Calls for capital shall be made when reasonably necessary to ensure the continued operation of the Partnership in accordance with the applicable Approved Operating Budget. In the event of a failure of the General Partner to call for capital when required by the Partnership, the Limited Partners shall have the right to make demand upon the Partners in writing for capital contributions to be made in accordance herewith. Each Partner shall have thirty
(30) days from the date of receipt of such notice to either in make the requisite capital contribution or notify the other Partners that it does not intend to make such capital contribution.

  4.03  Capital Contributions in General. Except as otherwise expressly provided
        --------------------------------
in this Agreement or as otherwise agreed in writing by the Partners: (a) no part of the contributions of any Partner to the capital of the Partnership may be withdrawn by such Partner, (b) no Partner shall be entitled to receive interest on such Partner's contributions to the capital of the Partnership, (c) no Partner shall have the right to demand or receive property other than cash in return for such Partner's contribution to the Partnership, (d) no Partner shall be personally liable beyond the extent of its Percentage Ownership Interest to any other Partner for any failure to contribute capital to the Partnership when required, provided, however that the foregoing shall not in any way restrict the rights of MIP and RS-MIP, as applicable, as lenders to establish personal liability against the Partnership and its Partners through judicial foreclosure (to the extent permitted in such loan documents), nor shall the foregoing restrict in the case of any Partner's failure to contribute capital (but subject to the limitations described herein on each such Partner's obligation to contribute capital to the Partnership), the rights of any Partner to seek contribution from any other Partner in order to pay claims or judgments rendered in favor of any third party creditors of the Partnership.


                                   ARTICLE 5.

                        ALLOCATION OF PROFITS AND LOSSES
                        --------------------------------

  5.01  Net Profits and Losses. At the end of each Fiscal Year after all special
        ----------------------
allocations required under this Agreement have been made, the Partnership shall make the following allocations in the following order:

       (a) All Net Profit other than from Extraordinary Events or all Net Losses, as the case may be, of the Partnership shall be allocated Ten Percent (10%) to the Trust and Chapman, in accordance with the ratio in which each such Partner's Percentage Ownership Interest bears to the sum of Percentage Ownership Interests for such Partners and Ninety Percent (90%) to MIP and RS-MIP in accordance with the ratio in which each such Partner's Percentage Ownership Interest bears to the sum of Percentage Ownership Interests for such Partners.

       (b) Any Net Profits of the Partnership arising from an Extraordinary Event shall be allocated to and apportioned among the Partners with negative Capital Account balances at the end of such Fiscal Year, each in the ratio which the negative balance in such Partner's Capital Account bears to the aggregate negative balances in the Capital Accounts of all such Partners, until and to the extent required to cause the balance in each such Partner's Capital Account to equal zero. All remaining Net Profits during such Fiscal Year arising from Extraordinary Events shall be allocated among the Partners in such proportions as would result, as closely as possible, in the respective Capital Account balances of the Partners as of the end of such Fiscal Year (after adjusting Capital Accounts for all other allocations for such Fiscal Year, including each such Partner's share of any remaining minimum gain under Treasury Regulations
Section 1.704-2) equaling the amount of distributions such Partners would receive if an amount equal to the aggregate balance of all such Capital Accounts as of the end of such Fiscal Year were distributed to the Partners in accordance with the provisions of Section 6.02 below.

  5.02  Special Allocation of Gross Income and Deductions.
        -------------------------------------------------

        (a) Notwithstanding anything in this Agreement to the contrary, in determining Net Profits and Net Losses, there shall first be made a special allocation to any applicable Partner of gross income of the Partnership (such gross income to be determined before deduction of any expenses of the Partnership) to the extent (i) amounts distributed to such Partner during the current and all prior Fiscal Years to pay Cumulative Preferred Return pursuant to Article 6 below, when such Cumulative Preferred Return is being paid with respect to Additional Contributions made by such Partner during the current and all prior Fiscal Years which were not funded by all Partners on a pro rata basis, exceeds (ii) the aggregate amount of gross income previously allocated to such Partner under this Section 5.02(a).

        (b) Notwithstanding anything in this Agreement to the contrary, in determining Net Profits and Net Losses, there shall first be made a special allocation to any applicable Partner of gross deductions of the Partnership to the extent (i) Additional Contributions made by such Partner during the current and all prior Fiscal Years which were not funded by all Partners on a pro rata basis, exceeds, (ii) the aggregate amount of deductions previously allocated to such Partner under this Section 5.02(b).

  5.03  Allocation of Net Profits and Net Losses Following Adjustment to
        ----------------------------------------------------------------
Percentage Ownership Interests. In the event the Percentage Ownership Interests
- ------------------------------
of the Partners are adjusted during a Fiscal Year, the Partnership's books shall, unless otherwise agreed by the Partners or otherwise required by the applicable provisions of the Code, be closed as of the date immediately preceding the date of such adjustment, and all allocations of Net Profits and Net Losses accrued from the beginning of such Fiscal Year (or, if later, the date of the most recent prior adjustment in Percentage Ownership Interests) until such immediately preceding date shall be made pursuant to the applicable provisions of this Article 5 in effect immediately prior to the date of adjustment, and such Net Profits and Net Losses accruing thereafter shall be allocated pursuant to the applicable provisions of this Article 5 except that any allocation of such Net Profit or Net Losses accruing thereafter based on the Partners' Percentage Ownership Interests shall be allocated according to the Percentage Ownership Interests of the Partners, as so adjusted.

  5.04  Liability of Limited Partner for Partnership Debts and Liabilities. The
        ------------------------------------------------------------------
interest of the Limited Partners in the assets of the Partnership shall at all times be subject to the valid obligations and liabilities of the Partnership. The Limited Partners shall not otherwise have any liability for the Partnership's debts, obligations or liabilities; provided, however, that the Trust and Chapman shall not be released from any debts, obligations or liabilities which they had as general partners of the Partnership which relate to the period the Trust and Chapman were the sole general partners of the Partnership. Notwithstanding anything otherwise herein contained, MIP shall not be liable to the Partnership or other Partners for any of the debts or obligations of the Partnership or any other losses thereof in excess of the capital contribution previously made by MIP.

  5.05  Minimum Gain.  Notwithstanding anything contained in this Section 5 to
        ------------
the contrary, if during any Fiscal Year of the Partnership there is a net decrease in the Partnership minimum gain (as such term is defined by Treasury Regulations Section I.704-2), then each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) to the extent required by Treasury Regulations Section I.704-2(f). Likewise, if there is a net decrease during any Fiscal Year of the Partnership in the minimum gain attributable to a Partner Nonrecourse Debt, then any Partner with a share of the minimum gain attributable to such debt at the beginning of such year shall be allocated items of Partnership income and gain for such year (and, if necessary, for subsequent years) to the extent required by Treasury Regulations Section I.704-2(i). This Section 5.05 is intended to comply with, and shall be interpreted to be consistent with, the minimum gain chargeback requirements of Treasury Regulations Section I.704-2.

  5.06  Section 704(c). To the extent required by Treasury Regulations Sections
        --------------
I.704-1(b)(4)(i) or I.704-3, if the Book Value of any property of the Partnership differs from its adjusted tax basis at the time of contribution, or after an adjustment of Book Values agreed to by all Partners as described in
Section 1.06 above, tax items with respect to such property shall be shared among the Partners in a manner that takes account of such variation in accordance with any method described in Treasury Regulations Section 1.704-3 which is reasonably agreed to by the Partners.

  5.07  Partner Loan Nonrecourse Deductions. Partner Loan Nonrecourse Deductions
        -----------------------------------
for any Fiscal Year of the Partnership shall be allocated to the Partner who bears the economic risk of loss with respect to the loan to which such Partner Loan Nonrecourse Deductions are attributable to the extent required by Treasury Regulations Section I.704-2(i).


                                   ARTICLE 6.

                           DISTRIBUTION OF CASH FLOW
                           -------------------------

  6.01   Distribution of Ordinary Cash Flow.
         ----------------------------------

        (a) Ordinary Cash Flow of the Partnership shall be distributed with respect to each Fiscal Year of the Partnership in the following order of priority:

            (i) first, to all Partners who have made Additional Contributions, pro rata, based on the outstanding balance of accrued but unpaid Cumulative Preferred Return for all such Partners, until and to the extent required to reduce all such Partner's accrued but unpaid Cumulative Preferred Return attributable to Additional Contributions to zero;

            (ii) second, to the Partners, pro rata, based on the positive balance in their respective Unrecovered Contributions Accounts attributable to Additional Contributions, until and to the extent required to reduce such Unrecorded Contributions Account to zero; and

            (iii) thereafter, to the Partners in proportion to their respective Percentage Ownership Interests.

        (b) Distributions of Ordinary Cash Flow shall be made provisionally with respect to each calendar month as soon as is practicable after the end of such month. Following the end of each Fiscal Year of the Partnership (and after determination of the actual amount of Ordinary Cash Flow for such Fiscal Year), the above provisional distributions of Ordinary Cash Flow to the Partners with respect to such Fiscal Year shall be recomputed on the basis of the actual amount of Operating Cash Flow of the Partnership for such Fiscal Year. If, as a result of the provisional distributions of Ordinary Cash Flow made during the course of such Fiscal Year, the total amount of such distributions received by a Partner is greater than the total amount of the distributions such Partner should have received after such distributions are thus recomputed for such Fiscal Year, such Partner shall recontribute such excess amount to the Partnership and such recontributed amounts shall then be distributed to the Partners in such manner as will cause the total amount of distributions made to each Partner to equal the amount of the total distributions which should have been made to such Partner, as so recomputed. Distributions of Ordinary Cash Flow which reduce a Partner's Unrecovered Contributions Account will be deemed to return Capital Contributions on a last in, first out basis.

  6.02  Distribution of Extraordinary Cash Flow.
        ---------------------------------------

        (a) Extraordinary Cash Flow of the Partnership shall be distributed to the Partners as soon as practicable following the Partnership's receipt thereof in the following order of priority:

            (i) first, to the Partners, pro rata, based on the outstanding balance of accrued but unpaid Cumulative Preferred Return for all such Partners until and to the extent required to reduce all such Partner's accrued but unpaid Cumulative Preferred Return attributable to Additional Contributions to zero;

            (ii) second, to the Partners, pro rata, based on the positive balance in their respective Unrecovered Contributions Accounts attributable to Additional Contributions, until and to the extent required to reduce such Unrecovered Contributions Account attributable to Additional Contributions to zero; and

            (iii) third, thereafter, to the Partners in proportion to their respective Percentage Ownership interests.

        (b) Distributions of Extraordinary Cash Flow which reduce a Partner's Unrecovered Contributions Account will be deemed to return Capital Contributions on a last in, first out basis.

  6.03  Distribution of Cash Flow Following Adjustment to Percentage Ownership
        ----------------------------------------------------------------------
Interests. In the event the Percentage Ownership Interests of the Partners are
- ---------
adjusted during a Fiscal Year, the Partnership's books shall, unless otherwise agreed by the Partners or otherwise required by the applicable provisions of the Code, be closed as of the date immediately preceding the date of such adjustment and all Ordinary Cash Flow received by the Partnership from the beginning of the calendar quarter in which such immediately preceding date falls through such immediately preceding date shall be distributed pursuant to the provisions of
Article 6.01 in effect prior to the date of adjustment, and Ordinary Cash Flow received thereafter shall be distributed pursuant to the provisions of Article
6.01 except that any allocation based on the Partner's Percentage Ownership Interests shall be allocated according to the Percentage Ownership Interests of the Partners, as so adjusted. Unless otherwise agreed among the Partners, Extraordinary Cash Flow realized by the Partnership during such period shall, notwithstanding any such adjustment in Percentage Ownership Interests, be distributed pursuant to the provisions of Article 6.02 except that any allocation based on the Partner's Percentage Ownership Interests shall be allocated according to the Percentage Ownership Interests of the Partners in effect as of the date of the Extraordinary Event giving rise to such extraordinary cash flow.

  6.04  In-Kind Distribution. Assets of the Partnership (other than cash) shall
        --------------------
not be distributed in kind to the Partners without the prior approval of all Partners. If any assets of the Partnership are distributed to the Partners in kind, for purposes of this Agreement, such assets shall be valued on the basis of the Gross Asset Value thereof (without taking into account Section 7701(g) of the Code) on the date of distribution, and any Partner entitled to any interest in such assets shall receive such interest as a tenant-in-common with the other Partner(s) so entitled with an undivided interest in such assets in the amount agreed to by such Partners.


                                   ARTICLE 7.

               RESTRICTIONS ON TRANSFER OF PARTNERSHIP INTERESTS
               -------------------------------------------------

  7.01  Limitations on Transfer. No Partner will be permitted to sell, transfer
        -----------------------
or otherwise encumber its Partnership Interest without the prior written unanimous consent of the remaining Partners unless otherwise specifically provided in this Agreement.

  7.02  Permitted Transfer. The following transfers or pledges of all or any
        ------------------
part of a Partnership Interest, or of any ownership interest in General Partner, directly or indirectly, shall not be prohibited or restricted by the provisions of Article 7.01:

        (a) Any transfer to another Partner as provided in Article 8 herein;

        (b) Any transfer or pledge by MIP or RS-MIP to each other or to their beneficial owner or owners or to entities controlled by or under common control with such owner(s);

        (c) Any transfer which constitutes a change in the method of holding title to the interest but which does not constitute a change in beneficial ownership thereof; or

        (d) The transfer by MIP or RS-MIP of all or any portion of their respective Partnership Interest at any time to a partnership of which either such entity or an affiliate of either is a partner.

  7.03  Admission of Substituted Partners. In the event the transferring Partner
        ---------------------------------
sells, assigns, transfers or conveys its Partnership Interest, or portion thereof, to a third party in accordance with the provisions of this Article 7 and the third party is designated by the transferring Partner as a substituted partner, such third party shall be entitled to be admitted to the Partnership as a substituted Partner, and this Agreement shall be amended if required by the California Revised Limited Partnership Act to reflect such admission, provided that the following conditions are complied with:

        (a) The remaining Partners shall reasonably approve of the form and content of the instrument of assignment.

        (b) The assignor and assignee named therein execute and acknowledge such other instrument or instruments as the remaining Partners may reasonably deem necessary or desirable to effectuate such admission.

        (c) The assignee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended.

        (d) Such assignor or assignee, as the case may be, pays all debts of the assignor then due and payable to the Partnership (including interest accrued thereon) and all capital contributions then due and payable by the assignor to the Partnership.

        (e) Such assignor or assignee pays, as the remaining Partners may reasonably determine, all reasonable expense incurred in connection with such admission, including, without limitation, legal fees and costs (which costs may include, for example, the cost of filing and publishing any amendment to the Certificate of Limited Partnership and amendment to the Fictitious Business Name Statement to effectuate such admission); and

        (f) If required by the remaining Partners, an opinion of counsel addressed to the Partnership, which counsel and opinion are satisfactory to the remaining Partners, that an exemption from registration or qualification under the Securities Act of 1933, as amended, and under all applicable statutes, rules or laws of any state which may be applicable thereto is available.

  An assignee of an interest in the Partnership shall be entitled to be admitted to the Partnership as a substituted partner upon the compliance with paragraphs
(a) through (f) of this Article 7.03 by the assignor and/or assignee of such interest, as the case may be.

  7.04  Transfer of a Partnership Interest.  If any Partner (the "Transferor")
        ----------------------------------
desires to transfer all or a portion of its interest as a Partner in the Partnership, the Transferor shall give all other Partners written notice (the "Notice") of its proposal to transfer, the terms of the proposed transfer, and the portion of its Partnership Interest which it proposes to transfer (the "Transfer Interest"). The other Partners shall have an option for a period of thirty (30) days after receipt of the Notice to acquire all of the Transfer Interest on the terms stated in the Offer, pro rata, based on the respective Percentage Ownership Interests of the electing Partners; provided, however, that Chapman shall have the first right to solely purchase the Trust's Transfer Interest and the Trust shall have the first right to solely purchase Chapman's Interest, in each case such election must be made within thirty (30) days after
receipt of the Notice.   If the Transfer Interest of either Chapman or the Trust
is the subject of a Notice, and the other of them shall fail to exercise the option to acquire such interest, the other Partners may elect, by notice given within fifteen (15) days following the receipt of written notice that either such Partner has elected not to so acquire the Transfer Interest of the other, to participate, pro rata, based on the respective Percentage Ownership Interests of the electing Partners in the purchase of the Transfer Interest on the same terms. If no Partner exercises the foregoing option to purchase the Transfer Interest, the Transferor shall be free to transfer the offered interest on the terms set forth in the Notice at any time within ninety (90) days after the expiration of the aforesaid option period.

  7.05  Additional Restrictions on Transfer of General Partner's Partnership
        --------------------------------------------------------------------
Interest.
- --------

        (a) Whenever any General Partner or other holder of a general partnership interest in the Partnership transfers its interest pursuant to the provisions hereof, the transferee shall assume in writing all of the obligations and liabilities attendant to the transferred Partnership Interest and shall otherwise be bound by all of the provisions of this Agreement applicable to the transferor; provided, however, that unless the transferee is admitted as a General Partner to the Partnership, the transferor shall remain jointly and severally liable with such transferee with respect to such obligations, liabilities and provisions.

        (b) Any transfer by a General Partner or a permitted transferee of such General Partner of all or any portion of its interest shall, at the election of the transferring Partner and upon approval of the Limited Partners, constitute the transferee of a General Partner and shall entitle such transferee to exercise any management and voting rights as set forth herein and any of the other rights of a General Partner, including the right to receive the cash distributions and allocations of income, gain and loss attendant to the transferred interest. The admission of such transferee as a General Partner shall not dissolve the Partnership.

  7.06  Transferor Remains Liable. The transferor of a Partnership Interest
        -------------------------
under this Article 7 shall remain liable for its obligations hereunder notwithstanding any such transfer, except as otherwise indicated herein.

  7.07  Restrictions On Assignees. An assignee of a Partnership Interest, or
        -------------------------
portion thereof, who does not become a substituted Partner shall have no right to require any information or accounting of the Partnership's transactions, to inspect the Partnership books, or to vote on any of the matters as to which a Partner would be entitled to vote under this Agreement. Such assignee shall only be entitled to receive the share of the Cash Flow or other compensation, or the return of his contributions, to which his assignor would otherwise be entitled.

  7.08  Allocations Between Transferor and Transferee. Except as otherwise
        ---------------------------------------------
agreed between the transferor and transferee and permitted by applicable law, upon the transfer of all or any part of the Partnership Interest of a Partner as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee pursuant to a computational method the Partners reasonably determine is appropriate, provided such computational method conforms with the methods prescribed by Treasury Regulation (S)706-1(c)(2)(ii). Distributions of Cash Flow shall be made to the holder of record of the Partnership Interest on the date of distribution.

  7.09  Election. In the event of a transfer of a Partnership Interest, or any
        --------
portion thereof, by any Partner, the death of a Partner or the distribution of any property of the Partnership to a Partner, the Partnership will file, at the request of the transferee Partners an election in accordance with applicable Treasury Regulations, to cause the basis of the Partnership property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Any cost incurred in filing such election shall be borne by the Partner requesting that such election be made. Subject to the provisions of Treasury Regulation Section 1.704(b), adjustments to the adjusted tax basis of Partnership property under Sections 743 and 732(d) of the Code shall not be reflected on the books of the Partnership, and subsequent adjustments for distributions, depreciation, amortization, and gain or loss with respect to such property shall disregard the effect of such basis adjustment.

  7.10 Second-Tier Partnership.  Notwithstanding anything otherwise herein
       -----------------------
contained, MIP and/or RS-MIP shall have the right to transfer and assign their respective Partnership Interests to a second-tier partnership or partnerships to be formed by MIP and/or RS-MIP in which MIP, RS-MIP and/or the designee or either would be the general partner.

  7.11 Partition; Withdrawal. No Partner shall have the right to partition any
       ---------------------
of the Project nor shall a Partner make application to any court or authority to commence or prosecute any action or proceeding for a partition thereof, and upon any breach of the provisions of this Article 7.11 by a Partner, the other Partner (in addition to all rights and remedies afforded by law or entity) shall be entitled to a decree or order restraining or enjoining such application, actions or proceedings. No Partner shall have the right to withdraw from the Partnership.

  7.12 Termination for Tax Purposes. Unless such sale or transfer occurs
       ----------------------------
pursuant to this Article 7 hereof, no Partner shall be permitted to sell or transfer its Partnership Interest without the consent of the other Partners if such transfer would terminate the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; provided, however, that any interest may be transferred notwithstanding such termination if either (i) the transferor furnished to the Partnership an opinion of counsel, which opinion and counsel are reasonably acceptable to the nontransferring Partner, to the effect that neither the Partnership nor the nontransferring Partner will incur or suffer any adverse tax consequences (including without limitation, the realization of income or gain or investment tax credit recapture by the nontransferring Partner, the use of a less rapid method of depreciation with respect to Partnership assets than that used by the Partnership immediately prior to the proposed transfer); or (ii) the transferor agrees to hold the Partnership and the other Partner harmless from any such adverse tax consequences and increased tax liability resulting therefrom and from any expenses (including, without limitation, attorneys and accountants' fees) relating to the determination or contest of any tax liability which may result from such determination. In the event of any such termination of the Partnership under Section 708(b)(1)(B) of the Code, the assets of the Partnership shall be deemed to be distributed in accordance with the in-kind distribution provisions of Article 6.04 to the Partners as tenants-in-common and immediately thereafter contributed to the capital of a new partnership by and among the Partners governed by a partnership agreement identical to the provisions of this Agreement.


                                   ARTICLE 8.

                     BUY/SELL; MIP'S RIGHT TO SELL PROJECT
                     -------------------------------------

  8.01  Buy/Sell.
        --------

        (a) At any time after the eighteenth (18th) month from and after the date hereof, either the Trust and Chapman, on the one hand, or MIP and RS-MIP on the other hand (such Partners being herein referred to as the "Offeror") shall have the right to provide the other Partners (the "Offeree") with an offer (the "Offer") stating that the Offeror would be willing to purchase an undivided one hundred percent (100%) interest in the assets of the Partnership at a purchase price (the "Purchase Price") to be determined in accordance with Article 8.04 below and furnishing evidence of the Offeror's ability to satisfy any obligation to purchase hereunder. In order for an Offer to be effective, the Offeror must include therein the designation of an MAI Appraiser, as defined in Article 8.04 below. After the Purchase Price is determined, the Offeror shall have a period of three (3) days to retract its Offer or elect to proceed with the Offer. The failure of the Offeror to so retract its Offer in writing shall be deemed a conclusive election to proceed with the offer.

       (b) After receipt of the Offer given and delivered pursuant to Article 8.01(a), the Offeree shall then be obligated, in accordance with the provisions of Article 8.02, either to:

            (i) purchase the Offeror's interest in the assets of the Partnership for cash at a purchase price equal to the amount which would have been payable to the Offeror had the assets of the Partnership then been sold for cash equal in amount to the Purchase Price and such cash proceeds had been distributed in accordance with Article 12.02; or

            (ii) sell to the Offeror the interest of the Offeree in the assets of the Partnership for cash at a purchase price equal to the amount which would have been payable to the Offeree had the assets of the Partnership then been sold for cash equal in an amount to the Purchase Price and such cash proceeds had been distributed to the Partners in accordance with Article 12.02.

       The amount determined under Article 8.01(b)(i) hereof or Article 8.01(b)(ii) hereof shall be hereinafter referred to as the "Interest Purchase Price." The Offeree shall give written notice of its election to purchase or sell within sixty (60) days after the determination of the Purchase Price. Failure of an Offeree to give the Offeror notice that such Offeree has elected under Article 8.01(b)(i) shall be conclusively deemed to be an election under
Article 8.01(b)(ii) hereof.

        (c) If the Offeree elects to proceed under Article 8.01(b)(i) hereof, the Offeree shall purchase the assets of the Partnership as provided in this Article.

        (d) If the Offeree elects to proceed under Article 8.01(b)(ii) hereof, the Offeror shall purchase the assets of the Partnership as provided in this Article.

        (e) If, following an election by a Partner to purchase under Article 8.01(b)(i) hereof, such Partner fails to consummate the purchase in accordance with Article 8.02 hereof, such Partner shall be deemed to be a Defaulting Partner (as defined in Article 9.02 hereof). The other Partner (Non-Defaulting Partner, as defined in Article 9.02 hereof), in addition to all other rights and remedies available at law or in equity against such Defaulting Partner, shall have the right exercisable by written notice to such Defaulting Partner at any time within ninety (90) days after the last day such Defaulting Partner could consummate such purchase in accordance with this Article, to purchase the assets of the Partnership as if such Non-Defaulting Partner had received written notice of an election by such Defaulting Partner under Article 8.01(b)(ii) hereof on the date such Non-Defaulting Partner gives such notice.

  8.02  Closing.
        -------

        (a) The closing of any sale of the assets of the Partnership pursuant to this Article 8 (the "Closing") shall be held at a mutually acceptable place and on a mutually acceptable date not more than ninety (90) days after receipt by the Offeror of the written notice of election, or the expiration of the time of the Offeree to so elect, as provided in Article 8.02(b) hereof.

        (b) At the Closing, a grant deed from the Partnership to the purchasing Partner of the Project, together with such other instruments and documents as may be necessary or desirable to effectuate the sale and transfer of all of the assets of the Partnership to the purchasing Partner, shall be deposited in escrow under an escrow agreement and with an escrow agent which have been approved by the Partners, which approval shall not be unreasonably withheld. The instruments and documents to be deposited in escrow at the Closing shall be legally sufficient to convey all of the assets of the Partnership together with the good will of the Partnership (including, without limitation, its name, records and files) to the purchasing Partner upon completion of dissolution pursuant to Article 12.02 hereof, free and clear of all loans, mortgages, deeds of trust, liens and encumbrances, except the mortgages, deeds of trust, liens and encumbrances listed in the Offer. The Interest Purchase Price and all other sums due at the time of Closing shall be deposited into escrow in the form of a cashier's or certified check payable to the selling Partner, drawn on a bank reasonably acceptable to the selling Partner. At the Closing, any real estate closing adjustments which are usual and customary in the locality of the Project shall be made between the purchasing Partner and the Partnership as of the date of the Closing. At the Closing, the Interest Purchase Price shall be increased by the amount of any Additional Contributions made by the selling Partner after the date of the Offer and prior to the Closing pursuant to Article 4.03, and the Interest Purchase Price shall be decreased by the amount of any cash distributions of Extraordinary Cash Flow received by the selling Partner after the date of the Offer and prior to the Closing pursuant to Article 6.02.

        (c) In the event there are any transfer taxes payable as an incident to the conveyances at the Closing, such taxes shall be expenses of the Partnership.

  8.03  Release from Liabilities.
        ------------------------

        (a) At the Closing, the purchasing Partner shall not be obligated to obtain the release of the selling Partner and all partners and shareholders of such Partner, if any, from the third party liabilities of the Partnership and from all recourse guarantees or liabilities of the Partnership.

        (b) If, at the time of the Closing, the Project or other property owned by the Partnership or any of the selling Partner's ownership interests in the Partnership is subject to a mortgage, deed of trust, lien or encumbrance, other than as listed in the Offer, the purchasing Partner, subject to Article 8.03(c) hereof, shall either discharge or take subject to such mortgage, deed of trust, lien or encumbrance and make an appropriate reduction in the amount of the Purchase Price and the Interest Purchase Price to reflect the amount of money as would be required to discharge the same (including without limitation any prepayment penalty). If, at the time of the Closing, there are any encumbrances affecting the Project or the selling Partner's interest which have been created or suffered by the selling Partner in contravention of the terms and other rights at law or in equity against the selling Partner, the right to treat the selling Partner as a Defaulting Partner (as defined in Article 9.02 hereof).

        (c) If the Project is damaged by fire or other casualty, or if any party possessing the right of eminent domain shall give notice of an intention to take or acquire a substantial part of the Land or any part of the Improvements, and such damage occurs or such notice is given between the date of the Offer and the Closing, the following shall apply:

            (i) if the Project is damaged by an insured casualty (or an uninsured casualty not resulting in significant damage, which for the purposes of this Article 8.03(c)(i) only shall mean damage the cost of which to repair would not exceed Ten Thousand Dollars ($10,000), or if the taking or acquisition shall neither involve a substantial portion of the Project nor result in a substantial reduction in the income producing capacity of the Project, then the purchasing Partner shall be required to complete the transaction and, at its election, either (A) accept an assignment of the insurance or condemnation proceeds, or (B) make an appropriate reduction in the Purchase Price or the Interest Purchase Price to reflect the amount of the uninsured casualty; and

            (ii) if the Project is damaged by an uninsured casualty resulting in significant damage or if the taking or acquisition shall result in a substantial reduction in the income-producing capacity of the Project, then the purchasing Partner shall have the option to either, (A) proceed with the purchase, or (B) cancel the purchase. If the purchasing Partner elects to proceed with the purchase, the selling Partner shall assign to the purchasing Partner its interest in any proceeds, settlements and awards resulting from such damage, taking or acquisition.

        (d) In the event the purchase is cancelled by the purchasing Partner pursuant to Article 8.03(c)(ii)(B) or otherwise, the terms of this Agreement shall remain in effect and continue to be binding on the Partners; provided, however, that nothing herein shall be deemed to limit any remedy which either Partner may otherwise have on account of any breach by the other Partner of any obligation to purchase or sell as provided in this Agreement.

  8.04  Determination of the Purchase Price.  Concurrent with any Offer, the
        -----------------------------------
Offeror shall designate a disinterested member of the American Institute of Real Estate Appraisers ("MAI Appraiser") to serve on the Appraisal Panel provided for below. The Offeree shall have seven (7) days in which to designate a disinterested MAI Appraiser to serve on the Appraisal Panel by serving notice of such designation on the Offeror. In the event that the Offeree shall fail to designate an MAI Appraiser within such seven (7) day period, the appraiser selected by the Offeror shall be the sole appraiser to determine the value of the Project. Upon the designation, if any, of an MAI Appraiser by the Offeree, the MAI Appraiser designated by the Offeror and the MAI Appraiser designated by the Offeree shall then have seven (7) days in which to designate a third MAI Appraiser. If the two (2) MAI Appraisers are unable to agree on a third MAI Appraiser, any Partner may request the president of the executive committee of the San Francisco Chapter of the American Institute of Real Estate Appraisers to appoint such third MAI Appraiser, the three (3) MAI Appraisers (the "Appraisal Panel") shall each appraise the Project taking into account appropriate indicators of the value of the Project and shall report their findings to the Partners in writing. The Project shall be appraised on the basis that it is unencumbered with any mortgage, deed of trust or other monetary lien. If the Appraisal Panel fails to deliver their reports within sixty (60) days after the appointment of the third MAI Appraiser, any Partner may dismiss the three (3) MAI Appraisers and reinitiate the appraisal procedure pursuant to this Article 8.04 by sending a new notice as provided above. The "Appraised Value" of the Project shall be equal to the mean of the two (2) closest appraised values reported by the Appraisal Panel. If only two of the three appraisers have submitted reports within the sixty (60) day period provided for above, the Appraised Value of the Projects shall be the mean of the two values so reported. Each Partner shall pay the fees and expenses of the MAI Appraiser appointed by such Partner, or in whose stead, as above provided, such MAI Appraiser was appointed, and the fees and expenses of the third MAI Appraiser, and all other expenses, if any, shall be borne equally by the Partners.

  8.05  Right to Sell the Project.
        -------------------------

        (a) At any time after the Fifth (5th) year from and after the date hereof, MIP and RS-MIP jointly shall have the right to offer the Project for sale without the consent of the Trust and/or Chapman if they have complied with the following:

            (i) MIP and RS-MIP shall deliver to the other Partners (the "Non-Selling Partners") a notice (the "Notice") of their intention to sell, which Notice shall set forth the terms and conditions upon which MIP and RS-MIP desires to sell the Project; and

            (ii) the Non-Selling Partners shall have the right either, (A) to allow MIP and RS-MIP to sell the Project as specified in the Notice, or (B) to purchase the Project at the price contained in the Notice and on the other terms and conditions set forth therein.

        (b) The Non-Selling Partners shall have a period of ninety (90) days after receipt of the Offer to notify MIP and RS-MIP whether the Non-Selling Partners shall waive their right to purchase or whether such Partners shall purchase the Project as specified in the Offer. If the Non-Selling Partners fail to respond within such ninety (90) day period, they shall be deemed to have elected and agreed not to purchase the Project. If the Non-Selling Partners, having elected to purchase, fail to consummate such purchase, they shall be deemed Defaulting Partners under this Agreement. The closing in respect to the purchase of the Project by the Non-Selling Partners shall be held within one hundred twenty (120) days after service of the Offer in the same manner as set forth in Articles 8.02 and 8.03 above.

        (c) If the Non-Selling Partners do not elect to purchase the Project within the ninety (90) day period provided above, MIP and RS-MIP may effect the disposition of the Project to a third party purchaser for a purchase price and upon terms and conditions no less favorable than those set forth in the Notice.

        (d) In the event MIP and RS-MIP desire to consummate a sale of the Project on terms more favorable to the prospective purchaser than the terms described in the Notice, MIP and RS-MIP shall offer the Project to the Non-Selling Partners on such revised terms and the Non-Selling Partner shall have seven (7) days after the receipt of the revised notice of offer to either accept or reject the offer. The procedure to be followed after the acceptance or rejection of such offer shall be the same procedure as after the acceptance or rejection of the original offer; provided, however, any acceptance and the subsequent closing thereafter must be on the same terms and conditions (including the closing date) as set forth in such revised offer; provided, further, however, that in no event shall the Non-Selling Partners be obligated to close sooner than thirty (30) days from and after the date such revised notice is received by the Non-Selling Partner.

        (e) The Non-Selling Partners shall cooperate fully with the sale of the Project to a third party under this Article 8.05, including without limitation, the execution, of any purchase and sale agreement, grant deed, escrow instructions and all other documents and instructions customarily executed by a Seller in a real estate sales transaction and in accordance with Article 8.02(b) above.

  8.06  Tax Reporting.  A sale of the assets of the Partnership pursuant to this
        -------------
Article 8 from one Partner to another Partner(s) shall be treated as a sale by the Partnership to the purchasing Partner(s) of an undivided interest in the assets of the Partnership to the extent of the ratio that the Interest Purchase Price bears to the aggregate amount which would have been payable to the Partners had the assets of the Partnership been sold for cash equal in an amount to the Purchase Price and such cash proceeds had been distributed in accordance with Article 12.02 and as a distribution of capital to the purchasing Partner(s) of the remaining undivided interest in such assets. Notwithstanding the provisions of Article 5, any Net Profits or Net Losses on such sale shall be specially allocated to the selling Partner.

  8.07 Reformation as a Redemption. In the event of a sale of the assets of the Partnership pursuant to this Article 8 from one Partner(s) to another Partner, the purchasing Partner shall have the option to reform the foregoing purchase and sale transaction as a redemption of the selling Partner's interest in the Partnership by the Partnership, for the purpose of causing the Partnership not to terminate for tax purposes as set forth in Section 708(b)(1)(B) of the Code; provided, however, that the economic substance of the transaction for the selling Partner is not altered thereby. In connection with any such redemption, the purchasing Partner shall be entitled to appoint a substitute partner to the partnership for the purpose of causing the partnership to have a minimum of two
(2) partners at all times.

  8.08  Cooperation with Tax Deferred Exchange.  In the event of a sale of the
        --------------------------------------
Project pursuant to this Article 8, from either one Partner to another Partner(s), or from the Partnership to a third party, MIP and RS-MIP will cooperate with the Trust and Chapman so that such sale may be accomplished as an exchange qualifying for nonrecognition of gain under Internal Revenue Code
Section 1031, and the applicable provisions of the California Revenue and Taxation Code. MIP and RS-MIP shall incur no additional liabilities, expenses or costs in any such sale transaction as a result of or connected with the exchange, and the Trust and Chapman acknowledge and agree that qualifying any such sale transaction for nonrecognition of gain under applicable law shall not be a condition to closing any such transaction.


                                   ARTICLE 9.

                                    DEFAULT
                                    -------

  9.01  Event of Default. For purposes of this Article 9, each of the following
        ----------------
shall be an Event of Default:

        (a) A transfer or encumbrance or attempted transfer or encumbrance by a Partner of its Percentage Ownership Interest except as permitted or required by
Article 7.

        (b) If a decree or order is rendered by a court having jurisdiction (i) adjudging a Partner a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for a Partner under the federal bankruptcy laws or any other similar applicable law or practice, and if such decree or order referred to in this subsection (b) shall have continued undischarged and unstayed for a period of sixty (60) days.

        (c) If a decree or order is rendered by a court having jurisdiction (i) for the employment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of a Partner, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of sixty (60) days, or (ii) for the sequestrated or attachment of any property of a Partner without its return to the possession of such Partner or its release from such sequestration or attachment within sixty
(60) days thereafter.

        (d) If a Partner (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, or (ii) consents to the filing of a bankruptcy proceedings against it, or (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief for itself under the federal bankruptcy laws or any other similar applicable law or practice, or (iv) consents to the filing of any such petition, or to the appointment of a receiver or substantial part of its property, or (v) makes an assignment for the benefit of its creditors, or (vi) is unable to or admits in writing its inability to pay its debts generally as they become due, or (vii) takes any action in furtherance of any of the aforesaid purposes.

        (e) Any abandonment or other cessation or interruption in the normal prosecution of the Project by the General Partner which continues for more than thirty (30) days except where same is caused by acts of God, war, riot, fire, strike, lockout, or other causes beyond the General Partner's reasonable control (which shall not include General Partner's inability for any reason to meet their financial commitments hereunder).

       (f) If a Partner fails to perform fully its obligations and duties or has violated any of its agreements or covenants under this Agreement, exclusive of the Events of Default described in Subparagraphs (a) through (e) of this Article 9, and within thirty (30) days after receiving notice of such default from the other Partner or Partners, such Defaulting Partner fails to cure or correct such failure or violation; provided, if any such failure to perform or violation of any agreement or covenant is reasonably susceptible to being cured and such cure cannot reasonably be completed within such thirty (30) day period, such failure to perform or violation of such covenant or agreement shall not be deemed to be an Event of Default hereunder if such Partner commences to cure such matter within such thirty (30) day period and thereafter diligently prosecutes such curing to completion prior to the time necessary to complete such cure.

        (g) If a Partner willfully causes a default under any loan to the Partnership which is not cured within any applicable curative period provided for therein (which Event of Default shall be deemed to be with respect to the applicable Partner that caused such default).

        (h) So long as RPMC continues to be the property manager, there occurs any default by RPMC under the Management Agreement which is not cured within any applicable curative period provided for therein (which Event of Default shall be deemed to be with respect to the Trust and Chapman); or

        (i) The death, insanity or permanent incapacity of John A. Raiser and Harvey E. Chapman, Jr., or withdrawal of any Partner from the Partnership, or the admission of additional partners except as otherwise expressly set forth herein.

  In the event that any Partner is itself a partnership, the occurrence of any event described in subsections (a) through (i) with respect to any of its general partners shall also be considered an Event of Default.

  9.02  Remedies Upon Event of Default.
        ------------------------------

        (a) In the event of the occurrence of an Event of Default with respect to a Partner ("Defaulting Partner"), any other Partner (the "Non-Defaulting Partner(s)") shall have the right for a period of ninety (90) days from the date such Partner first became aware of such Event of Default to dissolve the Partnership and to exercise any remedies available to such Partner at law or equity. The Non-Defaulting Partner shall furnish written notice to the Partnership if it elects to so dissolve the Partnership. The measure of damages in event of dissolution shall be such amount as may be required after liquidation and distribution of all of the Partnership's assets to satisfy the claims of third party creditors of the Partnership (other than MIP as Lender) arising out of agreements between the Partnership and such third party creditors entered into prior to the date of dissolution, provided that the foregoing shall not restrict or otherwise limit the rights or remedies of a Non-Defaulting Partner against a Defaulting Partners at law or in equity, or otherwise pursuant to this Agreement, for or in respect of conduct constituting a fraud on the Partnership or on any other Partner, or for or in respect of any breach of any fiduciary obligation. In no event shall MIP or RS-MIP be entitled to cause a dissolution of the Partnership as a result of an Event of Default of the other and likewise neither the Trust nor Chapman shall be entitled to cause a dissolution of the Partnership as a result of an Event of Default of the other.

        (b) In the event the General Partner becomes a Defaulting Partner, the Trust and Chapman shall have the power to remove the General Partner as the general partner of the Partnership unless the General Partner cures its default to the reasonable satisfaction of the Trust and Chapman prior to such removal. The Trust and Chapman shall also have the power to appoint a new general partner of the Partnership (a "Substitute General Partner") by either admitting a new general partner to the Partnership or converting all or any portion of their Partnership Interest to that of a general partner. Any such removal shall have no effect on the General Partner's Percentage Ownership Interest in Net Profits, Net Losses or Cash Flow. Subject to the provisions of subsection (c) below, from and after such removal, the removed general partner shall have rights of approval over only such matters as to which the Trust and Chapman, in their capacities as limited partners, have rights of approval hereunder. In the event the General Partner is removed as general partner of the partnership but within ninety (90) days following the occurrence of an Event of Default, the General Partner cures its default to the reasonable satisfaction of the Trust and Chapman then the General Partner shall be immediately thereafter reinstated as the general partner of the Partnership.

        (c) From and after the occurrence of an Event of Default, a Defaulting Partner or its successor in interest shall not be entitled to participate in Partnership decisions requiring the consent or approval of such Partner and such decisions shall be made solely by the Non-Defaulting Partner; provided, however, that if the Defaulting Partner cures its default within ninety (90) days following the occurrence of the Event of Default and the Non-Defaulting Partner has not exercised its right to dissolve the partnership, such Defaulting Partner shall cease to be a Defaulting Partner and shall thereafter be restored to its original position within the Partnership.

        (d) If the Trust and/or Chapman are the Defaulting Partners without limiting the other remedies described in Article 9.02 hereof, the Non-Defaulting Partners shall be authorized to terminate the Management Agreement referred to in Article 3.08(c) hereof and enter into management agreements with such a company or companies as the Non-Defaulting Partner may determine from time to time in its sole but reasonable discretion, for the supervision, maintenance, leasing, management, sale, subdivision or financing of the Project.

        (e) If RS-MIP is the Defaulting Partner and the Trust and Chapman become or appoint a Substitute General Partner pursuant to Article 9.02(b), without limiting the generality of the other remedies described in Article 9.02 hereof, the Non-Defaulting partners shall be authorized to bind the Partnership and carry out the purposes for which it was created.

        (f) After (but in no event prior to) the lapse of the ninety (90) day cure period provided in Article 9.02(c) above, the Non-Defaulting Partners shall also be authorized:

            (i) to sell, leases exchange or otherwise transfer or dispose of all or substantially all of the Partnership's assets in good faith and for such value and other terms and conditions as the Non-Defaulting Partners reasonably considers to be appropriate; and

            (ii) to mortgage or encumber the Partnership's property for Partnership purposes and in good faith.

                                   ARTICLE 10.

                                 BANK ACCOUNTS
                                 -------------

  The General Partner shall open and maintain a special bank account or accounts in the Partnership name with a member bank of the F.D.l.C. in which shall be deposited all funds of the Partnership. Withdrawals of funds from Partnership accounts shall be made upon such signature or signatures as the General Partner may designate.


                                   ARTICLE 11.

                               BOOKS AND RECORDS
                               -----------------

  11.01  Maintenance. At all times during the continuance of the Partnership,
         -----------
the General Partner shall keep or cause to be kept on an accrual basis full and true books of account in which shall be entered fully and accurately the transactions of the Partnership. Separate balance sheets and income and expense statements shall be maintained for the Phase I Project and Phase II Project, allocating all items of income and expense separately to the extent that such items are allocable to the Phase I Project or Phase II Project, and dividing items of income and expense not separately allocable to either Phase on a reasonable basis as General Partner may so determine. Consolidating statements shall also be kept by the General Partner on behalf of the Partnership. The Partnership books shall be kept for financial and tax accounting purposes on a December fiscal year (the "Fiscal Year"). Depreciation shall be computed under the alternative depreciation system as prescribed by Section 168(g) of the Code. Project costs shall be allocated between land and building improvements and not to personal property.

  11.02  Inspection. All of said books of account, together with an executed
         ----------
copy of the original Certificate of Limited Partnership, and any certificate amending said certificate, shall at all times be maintained at the principal place of business of the Partnership, and shall be open during reasonable business hours for the reasonable inspection and examination by any Partner or such Partner's representatives who shall have the right to make copies thereof or to request the General Partner to make copies thereof at the expense of the Partner so requesting copies.

  11.03  Monthly Reports. Within twenty (20) days following the end of each
         ---------------
calendar month, the General Partner shall prepare, or cause to be prepared, at the expense of the Partnership and distributed to the Partners, unaudited financial statements, including a balance sheet as of the end of such month, an income statement for such month and a statement reflecting the computation of Cash Flow of the Partnership for such month, on a Phase by Phase basis.

  11.04  Annual Report and Tax Returns. Within ninety (90) days after the close
         -----------------------------
of each Fiscal Year, the General Partner shall prepare or cause to be prepared, at the expense of the Partnership, and timely filed and distributed to the Partners, all required Federal and state partnership tax returns. Additionally, within ninety (90) days after the close of each Fiscal Year, the General Partner shall prepare, or cause to be prepared, at the expense of the Partnership, and distributed to the Partners, unaudited financial statements including a balance sheet (both by Phase and consolidated) as of the last day of such Fiscal Year, an income or loss statement (both by Phase and consolidated) for such Fiscal Year, as of the last day of such Fiscal Year and all other information customarily shown on financial statements prepared in accordance with generally accepted accounting principles consistently applied. At the request of any Partner, the Partnership's annual financial statement shall be audited and certified by the firm of independent certified public accountants normally retained by the Partnership, or if no such firm is normally retained by the Partnership, then a firm of independent certified public accountants normally retained by the General Partner. The cost of the preparation of such audited and certified financial statements shall be a cost of the Partnership. The General Partner shall cooperate fully with any such firm of accountants in completing any such audit and certification. Chapman shall be the tax matters partner of the Partnership, as such term is defined in Section 6231(c)(7) of the Code.

  11.05  Leasing Reports. Upon request of a Partner, the General Partner shall
         ---------------
promptly provide such Partner with a complete and accurate copy of each lease entered into by the Partnership and of each amendment, modification, guarantee and other similar document relating thereto promptly upon execution thereof by all the parties thereto. In addition, upon request of a partner, the General Partner shall promptly provide to such Partner a brief written summary of ongoing leasing activity and leasing negotiations relating to the Project.

  11.06  Interim Period Statements. At the request of a Limited Partner, the
         -------------------------
General Partner shall prepare, or cause to be prepared, at the expense of the Partnership, unaudited statements, as of October 31 (the Interim Period) including a balance sheet as of the Interim Period and all other information customarily shown. The Interim Period statements shall be prepared based on generally accepted accounting principles and shall be prepared on an income tax basis. The General Partner agrees to provide the Interim Period statement within forty-five (45) days after the close of the Interim Period.


                                   ARTICLE 12.

                   DISSOLUTION AND WINDING UP OF PARTNERSHIP
                   -----------------------------------------

  12.01  Events Causing Dissolution of the Partnership. The Partnership shall be
         ---------------------------------------------
dissolved upon the earlier occurrence of any of the following events:

         (a) The expiration of thirty (30) years from and after the commencement of the Partnership unless said period has been extended pursuant to Article 2.08 hereof.

         (b) The sale (exclusive of an exchange for other real property) by the Partnership of the Project and the collection by the Partnership of all Cash Flow therefrom.

         (c) The affirmative unanimous vote of the General Partner and Limited Partners to dissolve the Partnership; or

         (d) The election of a Partner to dissolve the Partnership in accordance with Article 9.02(a) upon the occurrence of the Event of Default.

         (e) The death, insanity, bankruptcy, retirement, resignation, expulsion or other event of withdrawal of the General Partner unless either MIP or the Trust and Chapman elect to continue the Partnership.

  12.02  Winding up of the Partnership. Upon the Liquidation of the Partnership,
         -----------------------------
the Liquidator shall proceed with the winding up of the affairs of the Partnership. During such winding up process, the Net Profits, Net Losses and Cash Flow of the Partnership shall continue to be shared by the Partners in accordance with this Agreement. The assets shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Partnership on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order of priority:

         (a) First, in the order of priority provided by law, to the payment of debts and liabilities of the Partnership, including debts to any Partners who are creditors of the Partnership, and the expense of liquidation.

         (b) Second, to the setting up of any reserves which the Liquidator, in its reasonable discretion, may deem necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that such reserves will be held by the Liquidator for the purposes of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the Liquidator shall deem advisable (but in no case to exceed eighteen (18) months from the date of dissolution, unless an extension of time is consented to by all of the Partners), the Liquidator shall distribute the balance thereafter remaining in the manner hereinafter provided.

         (c) Third, to the Partners in accordance with the priorities set forth in Article 6.02.


                                   ARTICLE 13.

                         WARRANTIES AND REPRESENTATIONS
                         ------------------------------

  13.01 In addition to all other warranties and representations made herein, the Trust and Chapman, as the sole general partners in the Partnership from its formation through the date hereof, hereby also make the following warranties and representations to RS-MIP and MIP as a material inducement for MIP and RS-MIP to enter into this Amended Agreement.

         (a) Neither the Trust nor Chapman have incurred any obligation or liability to any party other than under the MONY Loan and the MIP/CREI Loan that could be charged to, or made a lien upon, the Land or the Project.

         (b) The Trust and Chapman are now, and have been throughout the term hereof, fully qualified under applicable law or laws to perform as required under this Agreement.

         (c) The financial statements and related information for the Trust and Chapman heretofore submitted to MIP and/or RS-MIP are true and correct in all material respects as of the dates indicated and accurately and fairly present the financial condition of such person or entity as of the date indicated, and neither the business, assets, liabilities nor financial condition of any of such persons or entities has undergone any material adverse change since the date indicated.

         (d) The Trust and Chapman are duly authorized to execute and deliver this Agreement and the other instruments referred to herein and in so doing will not violate any law or any other agreement or commitment to which they are a party.

         (e) All material information concerning the Project and the Project known to the Trust and Chapman has been made known by the Trust and Chapman to MIP and/or RS-MIP, and the Trust and Chapman know of no facts which would make any of the studies submitted by the Trust and Chapman to MIP and/or RS-MIP with respect to the economic feasibility of the Project or any portion of the documents furnished or to be furnished to MIP and/or RS-MIP inaccurate or misleading in any material respect.

         (f) As of the date of the execution hereof, the Trust and Chapman, individually, further warrant and represent as follows:

            (i) to the best of his actual knowledge, no hazardous waste or substance has been stored, treated or disposed of on the Land and no underground storage tanks exist on the Land;

            (ii) to the best of his actual knowledge, the Land is in compliance with all applicable statutes and regulations, including environmental, health and safety requirements;

            (iii) to the best of his actual knowledge, any business currently or heretofore operated on the Land has disposed of its wastes in accordance with all applicable statutes, ordinances and regulations;

        (iv) Neither the Trust, nor Chapman has notice of any pending or threatened action or proceeding arising out of the condition of the Land or any improvements thereon or any alleged violation of environmental health or safety statutes, ordinances or regulations; and

        (v) to the best of his actual knowledge, all governmental permits required to operate whatever business is contemplated on the Land are or will be in full force and effect and that no condition exists which might threaten the validity of such permits; and

  If either such Partner discovers any condition affecting the Project, such Partners will notify the other Partners of the existence of such condition.

  All of the warranties, representations and agreements contained in this Agreement will continue to be true throughout the term of this Partnership subject to changes outside the control of such Partners. Such Partners agree to promptly notify MIP and RS-MIP of changes in any fact, event or condition referred to in this Agreement or any other changes which affect either Project in any way.


                                   ARTICLE 14.

                                 MISCELLANEOUS
                                 -------------

  14.01  Notices. All written notices and demands of any kind which any party
         -------
may be required or may desire to serve on the other in connection with this Agreement may be served (as an alternative to personal service) by registered or certified mail with return receipt requested. Any such notice or demand so served by registered or certified mail shall be deposited in the United States mail with postage thereon fully prepaid, and addressed to the party so to be served at the address indicated in Article 2.06. Such addresses may be changed by giving written notice to the other parties in the manner set forth in this
Article 14.01. Service of any such notice or demand so made by mail shall be deemed complete on the third (3rd) day after the same has been deposited in the mails in accordance with the provisions of this Article 14.01.

  14.02  Action Headings. The Article headings used in this Agreement are for
         ---------------
reference purposes only, and should not be used in construing this Agreement.

  14.03  Successors and Assigns. This Agreement shall inure to the benefit of
         ----------------------
the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

  14.04  Gender and Number. As used in this Agreement, the masculine gender
         -----------------
shall include the feminine and neuter, and singular number shall include the plural, and vice versa.

  14.05  Entire Agreement. This Agreement contains the entire understanding
         ----------------
between the parties hereto, and supersedes any prior or contemporaneous understanding or agreements between them respecting the within subject matter.

  14.06  Time. Time is of the essence herein.
         ----

  14.07  Counterparts and Execution. This Agreement may be executed in multiple
         --------------------------
counterparts, each of which shall be deemed an original agreement, and all of which shall constitute one agreement.

  14.08  Governing Law. The provisions of this Agreement shall be construed and
         -------------
enforced in accordance with the laws of the State of California. In the event that any legal action should be filed by either party against the other, the venue and forum for such action shall be the Superior Court of the State of California for the County of San Mateo. General Partners also agree that if it is a non-resident of California at the time of such legal action, service of process may be had on it by delivery to it via United States registered or certified mail.

  14.09  Attorneys Fees. Should any litigation be commenced between the parties
         --------------
hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys fees in such litigation.

  14.10  Waiver. No consent or waiver, express or implied, by any Partner to or
         ------
of any breach or default by them in the performance by them of their obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act of another Partner or to declare another Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

  14.11  Equitable Remedies. The rights and remedies of the Partners under this
         ------------------
Agreement shall not be mutually exclusive and all Partners shall, in addition to all of the rights provided herein or as may be provided by law, be entitled to all equitable remedies including those of specific performance and injunction to enforce its rights hereunder.

  14.12  Arbitration. Any dispute in arriving at an Approved Operating Budget
         -----------
for any period of time during the term of this Partnership, other than any dispute regarding any portion thereof concerning the cost of capital improvements, shall be resolved and settled by arbitration to be held in Los Angeles, California, in accordance the Rules of the American Arbitration Association. Each Partner shall select an arbitrator with a minimum of five (5) years experience in real estate management within seven (7) days of a notice given by any Partner that such Partner is requesting that a dispute be resolved and settled by arbitration. The arbitrators so selected shall together select a third arbitrator with a minimum of five (5) years experience in real estate management to complete the panel. The third arbitrator shall unilaterally resolve the dispute and the decision of such arbitrator shall control. In the event the arbitrators selected by the Partners are not able to agree upon a third panel member within thirty (30) days after any Partner has given the other Partner written notice of its desire to arbitrate any matter, any Partner may request the president or executive committee of the American Arbitration Association to appoint such third arbitrator. If the third arbitrator fails to deliver the final decision within sixty (60) days after the appointment of the third arbitrator, the electing Partners may dismiss the third arbitrator and reinstate the arbitration procedure pursuant to this Article 14.12 by sending a new notice as provided above in which event the original two arbitrators shall together once again select a third arbitrator as set forth above. Notwithstanding anything in such rules to the contrary, the arbitrator shall make his decision and award according to the terms and provisions of this Agreement and the applicable law, and such award shall set forth a statement of decision (explaining the factual and legal basis for such award as to each of the principal controverted issues involved) of the arbitrator in the same manner as is required in a trial before a judge of a Superior Court of the State of California. In such proceeding, discovery procedures may be conducted as permitted by the statutes of California, including, without limitation,
(S)1283.05 of the Code of Civil Procedure. The prevailing party shall be entitled to recover all reasonable costs of such proceeding, including, without limitation, attorneys fees incurred therein. Judgment upon the award may be entered in any court of competent jurisdiction.

  14.13  Interest. Notwithstanding any other provision of this Agreement, in no
         --------
event shall the amount of any interest which is payable pursuant to this Agreement exceed the highest lawful rate permissible under applicable usury laws. If fulfillment of any provision hereof shall be deemed by a court of competent and final jurisdiction to violate any applicable usury restrictions, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and any amount received in excess of such limit shall be applied to reduce the unpaid principal balance upon which such interest is calculated and not to the payment of interest.

  14.14  Other Remedies. Notwithstanding any other provision of this Agreement
         --------------
to the contrary, any Partner shall have and shall maintain all rights or remedies it may have against any other Partner, at law or in equity or by this Agreement for or in respect of conduct constituting a fraud on the Partnership or on any other Partner or for or in respect of any breach of any fiduciary obligation.

  14.15  Benefits, Obligations and Survival of Representations and Warranties.
         --------------------------------------------------------------------
The covenants and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Any person succeeding to the interest of a Partner shall succeed to all of such Partner's rights, interests and obligations hereunder, subject to and with the benefit of all terms and conditions contained herein. All representations, warranties and indemnifications of the Partners contained herein shall survive the withdrawal of any such Partner or the termination of the Partnership and shall remain continuing obligations, representations and warranties of such Partners; provided, however, that any such representations and warranties made by any Partner hereunder shall not be deemed to apply to any period from and after the date such Partner for any reason Ceases to be a Partner herein.

  14.16  No Third Party Beneficiary. Any agreement to pay any amount and any
         --------------------------
assumption of liability herein contained, express or implied, shall be only for the benefit of the Partners and their respective heirs, successors and assigns, and such agreements and assumptions shall not inure to the benefit of the obligees of any indebtedness or any other party, whomsoever, it being the intention of the Partners that no one shall be deemed to be a third-party beneficiary of this Agreement.

  14.17  Trust Obligations. The obligations of MIP and RS-MIP shall be binding
         -----------------
only upon MIP and RS-MIP, respectively and not upon any of the shareholders, directors, officers, trustees, advisors, managers or employees of either in their individual capacities. The Partners hereby agree to look solely to the assets of MIP and/or RS-MIP, as applicable, and not to the assets of any shareholder, director, officer, trustee, advisor, employee or manager, or either in the exercise of any rights and remedies hereunder.


  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the day and year first above written.


  GENERAL PARTNER:                    REDWOOD SHORES MIP INC.,
                                      a California corporation


                                      By:  /s/ CARL C. GREGORY
                                         -----------------------------------
                                           Carl C. Gregory, III,
                                           President




                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

  LIMITED PARTNERS:                 J.H.R. TRUST
                                    created by Trust Agreement
                                    dated October 2, 1969, as amended


                                    By: /s/ JOHN A. RAISER
                                        ----------------------------------------
                                         John A. Raiser,
                                         Trustee

                                     /s/ HARVEY E. CHAPMAN
                                    --------------------------------------------
                                    Harvey E. Chapman, Jr.



                                    MIP PROPERTIES, INC.,
                                    a Maryland corporation


                                    By:  /s/ CARL C. GREGORY
                                        ----------------------------------------
                                         Carl C. Gregory, III,
                                         Chief Executive Officer and
                                         Chairman of the Board of Directors